Exhibit 99.2

SL Green Realty Corp.

Second Quarter

Supplemental Data

June 30, 2008

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•      SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•      SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•      This data is furnished to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended June 30, 2008 that will subsequently be released on Form 10-Q to be filed on or before August 11, 2008.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-12
Balance Sheets	13-14
Statements of Operations	15
Funds From Operations	16
Statement of Stockholders’ Equity	17
Taxable Income	18
Joint Venture Statements	19-22

Selected Financial Data	23-26

Summary of Debt and Ground Lease Arrangements	27-29

Structured Finance	30-31

Property Data
Composition of Property Portfolio	32-33
Top Tenants	34
Tenant Diversification	35
Leasing Activity Summary	36-39
Lease Expiration Schedule	40-41

Summary of Acquisition/Disposition Activity	42-44
Supplemental Definitions	45
Corporate Information	46

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2007, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions to the holdings in these areas.

Looking forward, SL Green will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and structured finance investments. Structured finance investments include SL Green’s interest in Gramercy Capital Corp., or Gramercy, (NYSE: GKK) since 2004. As of June 30, 2008, SL Green owned approximately 15.8% of Gramercy. This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS
SECOND QUARTER 2008 UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common stockholders totaled $122.0 million, or $2.00 per share (diluted) for the second quarter ended June 30, 2008, a 58.7% increase over the same quarter in 2007 when FFO totaled $79.5 million, or $1.26 per share (diluted).  The 2008 results include an incentive distribution of approximately $25.0 million ($0.41 per share diluted) from the sale of 1250 Broadway.

Net income available to common stockholders totaled $138.9 million, or $2.37 per share, (diluted) for the second quarter and $264.8 million, or $4.51 per share (diluted) for the six months ended June 30, 2008, compared to $265.9 million and $413.3 million for the respective periods in 2007.  The results for the three and six months ended June 30, 2008 include gains on sale of $1.53 per share (diluted) and $3.33 per share (diluted), respectively, compared to gains on sale of $3.98 per share (diluted) and $5.31 per share (diluted) for the same periods in 2007.

Funds available for distribution, or FAD, for the second quarter of 2008 increased to $1.55 per share (diluted) versus $0.97 per share (diluted) in the prior year, a 59.8% increase.

The Company’s dividend payout ratio for the second quarter of 2008 was 39.4% of FFO and 50.7% of FAD before second cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues totaled $305.8 million in the second quarter compared to $251.8 million in the prior year.  The $54.0 million increase in revenue resulted primarily from the following items:

•      $32.0 million increase from 2007 acquisitions, including the Reckson properties,

•      $3.8 million increase from same-store properties,

•      $9.1 million decrease in preferred equity and investment income, and

•      $27.3 million increase in other revenue, which was primarily due to the recognition of an incentive distribution of $25.0 million from the sale of 1250 Broadway in 2008 as well as fees earned from Gramercy ($9.9 million) and other fee income ($3.0 million), which was offset by a decrease in revenue from discontinued operations ($5.1 million) and incentive distributions earned in 2007 ($5.5 million).

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $192.3 million compared to $145.2 million in the prior year.  The following items drove the $47.1 million in EBITDA improvements:

•      $28.5 million increase from 2007 acquisitions, including the Reckson properties,

•      $2.0 million increase from same-store properties,

•      $9.1 million decrease in preferred equity and investment income primarily due to $6.0 million in reserves recorded

FINANCIAL HIGHLIGHTS
SECOND QUARTER 2008 UNAUDITED

against specific structured finance investments.  The weighted-average structured finance investment balance for the quarter increased to $823.2 million from $699.6 million in the prior year second quarter.  The weighted-average yield for the quarter was 9.71% compared to 10.5% in the prior year,

•      $5.8 million increase from increased contributions to equity in net income from unconsolidated joint ventures primarily from 388 Greenwich Street ($2.2 million), 1515 Broadway ($4.1 million), 521 Fifth Avenue ($1.1 million) and 885 Third Avenue ($1.7 million).   This was partially offset by reductions in contributions primarily from 100 Park, which was under redevelopment, ($0.8 million), Gramercy ($3.4 million) and The Meadows ($0.4 million),

•      $8.3 million decrease from lower MG&A expense, and

•      $28.2 million increase in non-real estate revenues, net of expenses, primarily due to increased fee income from Gramercy ($9.9 million), other incentive distributions ($20.7 million) and other items ($0.5 million), which was partially offset by a decrease in EBITDA from discontinued operations ($2.9 million).

FFO before minority interests declined $42.5 million primarily as a result of:

•      $47.1 million increase in EBITDA,

•      $0.9 million decrease in FFO from unconsolidated joint ventures, discontinued operations and non-real estate depreciation, and

•      $3.7 million decrease from higher interest expense.

SAME-STORE RESULTS

Consolidated Properties

Same-store second quarter 2008 GAAP NOI increased $9.4 million (9.2%) to $111.6 million compared to the prior year.  Operating margins before ground rent increased from 58.13% to 59.68%.

The $9.4 million increase in GAAP NOI was primarily due to:

•      $8.7 million (5.5%) increase in rental revenue primarily due to increasing rental rates,

•      $1.3 million (4.6%) increase in escalation and reimbursement revenue,

•      $1.3 million (44.8%) increase in investment and other income,

•      $1.8 million (3.9%) increase in operating expenses, primarily driven by increases in payroll and utility costs, but was offset by reductions in insurance costs,

•      $0.2 million (2.0%) increase in ground rent expense, and

•      $0.1 million (0.3%) decrease in real estate taxes.

Joint Venture Properties

The Joint Venture same-store properties second quarter 2008 GAAP NOI increased $2.3 million (7.9%) to $31.2 million compared to the prior year.  Operating margins before ground rent increased from 58.4% to 59.2%.

FINANCIAL HIGHLIGHTS
SECOND QUARTER 2008 UNAUDITED

The $2.3 million increase in GAAP NOI was primarily due to:

•      $2.3 million (5.5%) increase in rental revenue primarily due to improved leasing,

•      $0.9 million (9.7%) increase in escalation and reimbursement revenues,

•      $1.0 million (8.2%) increase in operating expenses, and

•      $0.1 million (1.2%) decrease in real estate taxes.

STRUCTURED FINANCE ACTIVITY

As of June 30, 2008, our structured finance and preferred equity investments totaled $839.8 million.  The weighted average balance outstanding for the second quarter of 2008 was $823.2 million.  During the second quarter of 2008 the weighted average yield was 9.71%.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at March 31, 2008 was 895,240 useable square feet net of holdover tenants.  During the quarter, 167,097 additional useable office, retail and storage square feet became available at an average escalated cash rent of $53.21 per rentable square foot.  The Company sold 43,697 of available useable square feet in connection with the sale of 1250 Broadway.  Space available to lease during the quarter totaled 1,018,640 useable square feet, or 4.3% of the total Manhattan portfolio.

During the second quarter, 42 Manhattan office leases, including early renewals, were signed totaling 431,345 rentable square feet.  New cash rents averaged $65.89 per rentable square foot.  Replacement rents were 53.5% higher than rents on previously occupied space, which had fully escalated cash rents averaging $42.92 per rentable square foot.  The average lease term was 8.6 years and average tenant concessions were 2.0 months of free rent with a tenant improvement allowance of $17.70 per rentable square foot.

Suburban vacancy at March 31, 2008 was 622,112 usable square feet net of holdover tenants.  During the quarter, 72,146 additional useable office and storage square feet became available at an average escalated cash rent of $30.70 per rentable square foot.  Space available to lease during the quarter totaled 694,258 useable square feet, or 8.8% of the total Suburban portfolio.

During the second quarter, 24 Suburban office leases, including early renewals, were signed totaling 75,491 rentable square feet.  New cash rents averaged $38.64 per rentable square foot.  Replacement rents were 23.7% higher than rents on previously occupied space, which had fully escalated cash rents averaging $31.24 per rentable square foot.  The average lease term was 7.0 years and average tenant concessions were 0.6 months of free rent with a tenant improvement allowance of $12.28 per rentable square foot.

The Company also signed a total of 11 retail and storage leases, including early renewals, for 20,154 rentable square feet.  The average lease term was 3.4 years and average tenant concessions were 2.7 months of free rent with a tenant improvement allowance of $5.88 per rentable square foot.

FINANCIAL HIGHLIGHTS
SECOND QUARTER 2008 UNAUDITED

REAL ESTATE ACTIVITY

In May 2008, SL Green, along with its joint venture partner SITQ, closed on the sale of the 39-story, 670,000 square foot Class A office tower located at 1250 Broadway in Manhattan to an entity affiliated with Murray Hill Properties for $310.0 million. The Company recognized an incentive distribution of approximately $25.0 million in addition to SL Green’s share of the gain on sale of approximately $93.5 million.

During the second quarter of 2008, SL Green, along with its joint venture partner NYSTERS, acquired various interests in the fee positions at 919 Third Avenue for approximately $32.8 million increasing the joint venture’s ownership to 100% of the fee interest.

Investment In Gramercy Capital Corp.

At June 30, 2008, the book value of the Company’s investment in Gramercy totaled $149.9 million. Fees earned from various management arrangements between the Company and Gramercy totaled approximately $11.7 million for the quarter ended June 30, 2008, including an incentive fee of $2.6 million earned as a result of Gramercy’s FFO (as defined in Gramercy’s management agreement) exceeding the 9.5% annual return on equity performance threshold.  For the six months ended June 30, 2008, the Company earned $21.4 million in management fees from Gramercy.  The Company’s share of FFO generated from its investment in Gramercy totaled approximately $5.1 million and $10.4 million for the three and six months ended June 30, 2008, respectively, compared to $5.6 million and $10.5 million for the same periods in the prior year.

In April 2008, Gramercy closed on its acquisition of American Financial Realty Trust (NYSE:AFR). SL Green participated in $50.0 million of the financing to Gramercy for the closing of the acquisition.  SL Green also recognized approximately $6.6 million as an advisory fee in connection with this transaction, which was paid in restricted common stock of Gramercy.  As of June 30, 2008, the Company held 8,119,370 shares, or approximately 15.8%, of Gramercy’s common stock.

The Company’s marketing, general and administrative, or MG&A, expenses include the consolidation of the expenses of its subsidiary GKK Manager LLC, the entity which manages and advises Gramercy.  For the quarter ended June 30, 2008, the Company’s MG&A included approximately $7.0 million of costs associated with Gramercy compared to $3.4 million in the prior year.  This increase is primarily due to personnel hired in connection with the AFR acquisition which added approximately $3.0 million of MG&A for the quarter.  MG&A also includes a non-recurring expense of approximately $2.0 million for costs incurred in connection with the pursuit of redevelopment projects.

FINANCING/ CAPITAL ACTIVITY

The Company acquired $29.4 million of its common stock at an average share price of $85.38 since April 1, 2008 pursuant to its previously announced $300.0 million stock repurchase program.  The Company has now acquired approximately

FINANCIAL HIGHLIGHTS
SECOND QUARTER 2008 UNAUDITED

$230.0 million of its common stock at an average share price of $102.19.

The Company closed on a $55.0 million construction loan facility for the build-out of 27-29 West 34th Street.  The loan bears interest at 200 basis points over the 30-day LIBOR. The interest rate decreases to 165 basis points over the 30-day LIBOR upon rent commencement, at which point the final advance of approximately $7.6 million is expected to be funded.  The loan has a three-year term and two one-year extensions.  The joint venture drew down approximately $34.0 million at the closing.

Dividends

On June 11, 2008, the Company declared a dividend of $0.7875 per common share for the second quarter of 2008.  The dividend was payable July 15, 2008 to stockholders of record on the close of business on June 30, 2008.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $3.15 per common share.

On June 11, 2008, the Company also approved a distribution on its Series C preferred stock for the period April 15, 2008 through and including July 14, 2008, of $0.4766 per share, payable July 15, 2008 to stockholders of record on the close of business on June 30, 2008. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On June 11, 2008, the Company also approved a distribution on its Series D preferred stock for the period April 15, 2008 through and including July 14, 2008, of $0.4922 per share, payable July 15, 2008 to stockholders of record on the close of business on June 30, 2008. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

SL Green Realty Corp.
Key Financial Data
June 30, 2008
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007

Earnings Per Share
Net income available to common shareholders - diluted	$2.37	$2.14	$2.16	$1.64	$4.38
Funds from operations available to common shareholders - diluted	$2.00	$1.44	$1.24	$1.25	$1.26
Funds available for distribution to common shareholders - diluted	$1.55	$1.00	$0.85	$0.84	$0.97

Common Share Price & Dividends
At the end of the period	$82.72	$81.47	$93.46	$116.77	$123.89
High during period	$100.74	$98.77	$123.28	$133.35	$143.47
Low during period	$82.55	$76.78	$89.43	$101.61	$122.78
Common dividends per share	$0.7875	$0.7875	$0.7875	$0.70	$0.70
FFO Payout Ratio	39.40%	54.82%	63.40%	56.14%	55.70%
FAD Payout Ratio	50.68%	78.54%	93.07%	83.72%	72.09%

Common Shares & Units
Common shares outstanding	58,283	58,284	58,759	59,213	59,626
Units outstanding	2,340	2,340	2,340	2,350	2,365
Total shares and units outstanding	60,623	60,624	61,099	61,563	61,991

Weighted average common shares and units outstanding - basic	60,669	60,822	61,371	61,784	61,984
Weighted average common shares and units outstanding - diluted	61,014	61,221	61,917	62,411	63,275

Market Capitalization
Market value of common equity	$5,014,735	$4,939,037	$5,710,313	$7,188,712	$7,680,065
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	5,405,473	5,758,220	5,723,082	5,329,629	4,653,374
Consolidated market capitalization	$10,677,708	$10,954,757	$11,690,895	$12,775,841	$12,590,939
SLG portion JV debt	1,840,071	1,593,355	1,593,246	1,281,344	1,483,534
Combined market capitalization	$12,517,779	$12,548,112	$13,284,141	$14,057,185	$14,074,473

Consolidated debt to market capitalization	50.62%	52.56%	48.95%	41.72%	36.96%
Combined debt to market capitalization	57.88%	58.59%	55.08%	47.03%	43.60%

Consolidated debt service coverage	2.67	2.23	2.10	2.23	2.35
Consolidated fixed charge coverage	2.29	1.91	1.79	1.88	2.00
Combined fixed charge coverage	2.04	1.74	1.64	1.67	1.76

Portfolio Statistics (Manhattan)
Consolidated office buildings	22	22	23	24	24
Unconsolidated office buildings	8	9	9	7	8
	30	31	32	31	32
Consolidated office buildings square footage	14,290,200	14,290,200	14,629,200	14,889,200	13,899,300
Unconsolidated office buildings square footage	9,429,000	10,099,000	10,099,000	7,464,000	8,640,900
	23,719,200	24,389,200	24,728,200	22,353,200	22,540,200

Quarter end occupancy - Manhattan portfolio	96.7%	96.3%	96.6%	97.0%	97.6%
Quarter end occupancy- same store - wholly owned	97.6%	97.1%	96.8%	97.0%	97.9%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	95.7%	95.4%	95.6%	96.5%	97.2%

Supplemental Package Information	Second Quarter 2008

SL Green Realty Corp.
Key Financial Data
June 30, 2008
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007

Selected Balance Sheet Data
Real estate assets before depreciation	$8,751,414	$8,710,235	$8,622,496	$8,497,258	$7,619,487
Investments in unconsolidated joint ventures	$1,132,329	$1,431,162	$1,438,123	$886,672	$839,087
Structured finance investments	$839,826	$776,488	$805,215	$683,084	$661,720

Total Assets	$11,149,587	$11,449,034	$11,430,078	$10,516,189	$9,452,345

Fixed rate & hedged debt	$4,478,908	$4,761,420	$4,767,144	$4,496,670	$3,823,513
Variable rate debt	926,565	996,800	955,938	832,959	829,861
Total consolidated debt	$5,405,473	$5,758,220	$5,723,082	$5,329,629	$4,653,374

Total Liabilities	$6,486,249	$6,861,109	$6,888,796	$6,051,418	$5,006,527

Fixed rate & hedged debt-including SLG portion of JV debt	$5,730,263	$5,728,223	$5,733,986	$5,170,857	$4,723,635
Variable rate debt - including SLG portion of JV debt	1,515,281	1,623,352	1,582,342	1,440,116	1,413,273
Total combined debt	$7,245,544	$7,351,575	$7,316,328	$6,610,973	$6,136,908

Selected Operating Data
Property operating revenues	$231,861	$232,519	$219,512	$216,389	$201,191
Property operating expenses	98,851	96,127	98,991	97,100	94,504
Property operating NOI	$133,010	$136,392	$120,521	$119,289	$106,687
NOI from discontinued operations	—	73	2,809	3,820	7,457
Total property operating NOI	$133,010	$136,465	$123,330	$123,109	$114,144

SLG share of Property NOI from JVs	$55,599	$54,228	$43,683	$43,944	$44,194
SLG share of FFO from Gramercy Capital	$5,114	$5,287	$5,600	$5,734	$5,623
Structured finance income	$18,375	$21,306	$20,836	$21,848	$27,432
Other income	$55,541	$18,442	$23,177	$15,030	$23,188

Marketing general & administrative expenses	$32,407	$27,982	$24,444	$22,224	$24,131

Consolidated interest	$73,833	$78,518	$75,520	$69,366	$63,803
Combined interest	$96,228	$101,306	$97,727	$93,826	$87,234
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	42	41	41	53	66
Total office square footage leased	431,345	508,960	282,490	340,246	677,807

Average rent psf	$65.89	$62.32	$65.68	$61.63	$52.96
Escalated rents psf	$42.92	$43.31	$46.03	$38.64	$37.70
Percentage of rent over escalated	53.5%	43.9%	42.7%	59.5%	40.5%
Tenant concession packages psf	$17.70	$11.45	$15.06	$17.14	$13.62
Free rent months	2.0	0.9	1.4	1.5	1.5

SL Green Realty Corp.
Key Financial Data
June 30, 2008
(Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007

Selected Operating Data (Suburban)
Property operating revenues	$32,176	$34,377	$37,371	$32,598	$30,973
Property operating expenses	13,632	14,792	15,818	13,750	12,894
Property operating NOI	$18,544	$19,585	$21,553	$18,848	$18,079

SLG share of Property NOI from JV	$3,765	$3,887	$3,695	$3,625	$2,826

Consolidated interest	$3,624	$3,981	$3,977	$5,079	$4,416
Combined interest	$5,866	$6,765	$6,615	$7,182	$5,967

Portfolio Statistics (Suburban)
Consolidated office buildings	30	30	30	30	30
Unconsolidated office buildings	6	6	6	6	3
	36	36	36	36	33

Consolidated office buildings square footage	4,925,800	4,925,800	4,925,800	4,925,800	4,925,800
Unconsolidated office buildings square footage	2,941,700	2,941,700	2,941,700	2,941,700	2,042,000
	7,867,500	7,867,500	7,867,500	7,867,500	6,967,800

Quarter end occupancy- suburban portfolio	91.8%	91.9%	92.0%	92.2%	93.8%

Office Leasing Statistics (Suburban)
Total office leases signed	24	20	27	23	19
Total office square footage leased	75,491	165,386	205,791	91,525	60,581

Average rent psf	$38.64	$31.52	$28.23	$33.64	$29.88
Escalated rents psf	$31.24	$26.81	$25.85	$29.26	$29.75
Percentage of rent over escalated	23.7%	17.6%	9.2%	15.0%	0.4%
Tenant concession packages psf	$12.28	$24.23	$11.01	$11.06	$22.83
Free rent months	0.6	4.9	1.2	0.1	0.1

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
Assets
Commercial real estate properties, at cost:
Land & land interests	$1,483,798	$1,454,060	$1,436,569	$1,447,297	$1,285,915
Buildings & improvements fee interest	6,005,030	5,994,846	5,924,626	5,799,995	5,082,758
Buildings & improvements leasehold	1,250,378	1,249,121	1,249,093	1,237,758	1,201,786
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$8,751,414	$8,710,235	$8,622,496	$8,497,258	$7,582,667
Less accumulated depreciation	(484,087)	(432,567)	(381,510)	(406,958)	(324,756)
	$8,267,327	$8,277,668	$8,240,986	$8,090,300	$7,257,911

Other Real Estate Investments:
Investment in unconsolidated joint ventures	1,132,329	1,431,162	1,438,123	886,672	839,087
Structured finance investments	839,826	776,488	805,215	683,084	661,720

Assets held for sale	—	—	41,568	—	21,040
Cash and cash equivalents	53,567	46,793	45,964	98,099	80,300
Restricted cash	101,788	144,127	105,475	119,553	131,247
Tenant and other receivables, net of $13,241 reserve at 6/30/08	39,351	45,594	49,015	48,815	41,657
Related party receivables	11,682	12,448	13,082	32,950	10,943
Deferred rents receivable, net of reserve for tenant credit loss of $13,470 at 6/30/08	158,049	150,087	136,595	134,580	111,740
Deferred costs, net	141,285	137,079	134,354	127,353	113,885
Other assets	404,383	427,588	419,701	294,783	182,815

Total Assets	$11,149,587	$11,449,034	$11,430,078	$10,516,189	$9,452,345

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
Liabilities and Stockholders’ Equity
Mortgage notes payable	$2,867,305	$2,867,593	$2,844,644	$2,846,529	$2,173,460
Term loans and unsecured notes	1,793,668	2,070,127	2,069,938	1,793,100	1,792,914
Revolving credit facilities	644,500	720,500	708,500	590,000	587,000
Accrued interest and other liabilities	40,867	39,695	45,194	50,257	42,286
Accounts payable and accrued expenses	130,897	135,083	180,898	169,288	148,158
Deferred revenue	789,525	808,262	819,022	385,840	42,382
Capitalized lease obligations	16,621	16,581	16,542	16,504	16,466
Deferred land lease payable	17,468	17,378	16,960	16,873	16,829
Dividend and distributions payable	51,803	51,823	52,077	47,238	47,557
Security deposits	33,595	34,067	35,021	35,789	39,475
Liabilities related to assets held for sale	—	—	—	—	—
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total Liabilities	$6,486,249	$6,861,109	$6,888,796	$6,051,418	$5,006,527

Minority interest in other partnerships	626,903	636,966	632,400	595,782	592,449
Minority interest in operating partnership (2,340 units outstanding) at 6/30/08	88,931	85,201	82,007	78,878	77,429

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value 160,000 shares authorized, 60,397 issued and outstanding at 6/30/08	604	602	601	598	598
Additional paid – in capital	2,960,245	2,943,610	2,931,887	2,918,847	2,905,765
Treasury stock	(218,775)	(200,630)	(150,719)	(94,071)	(40,368)
Accumulated other comprehensive income	(7,576)	2,143	4,943	6,961	9,287
Retained earnings	964,704	871,731	791,861	709,474	652,356
Total Stockholders’ Equity	$3,947,504	$3,865,758	$3,826,875	$3,790,111	$3,775,940

Total Liabilities and Stockholders’ Equity	$11,149,587	$11,449,034	$11,430,078	$10,516,189	$9,452,345

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2008	2007	2008	2008	2007
Revenues
Rental revenue, net	200,760	171,907	201,395	$402,155	$319,044
Escalation and reimbursement revenues	31,101	29,284	31,124	62,225	56,478
Investment income	18,375	27,432	21,306	39,681	49,141
Other income	55,541	23,188	18,442	73,983	113,065
Total Revenues, net	305,777	251,811	272,267	578,044	537,728

Equity in net income from unconsolidated joint ventures	17,822	12,059	19,425	37,247	21,413

Operating expenses	56,949	53,022	54,050	110,999	99,487
Ground rent	7,826	7,766	8,249	16,075	15,031
Real estate taxes	34,076	33,716	33,828	67,904	63,329
Marketing, general and administrative	32,407	24,131	27,982	60,389	58,376
Total Operating Expenses	131,258	118,635	124,109	255,367	236,223

EBITDA	192,341	145,235	167,583	359,924	322,918

Interest	73,833	62,595	78,518	152,351	120,186
Amortization of deferred financing costs	1,663	9,242	2,046	3,709	12,543
Depreciation and amortization	56,580	43,310	55,448	112,028	79,370

Income Before Minority Interest and Items	60,265	30,088	31,571	91,836	110,819

Income from discontinued operations	—	4,508	70	70	8,090
Gain on sale of discontinued operations	—	241,906	105,992	105,986	286,600
Equity in net gain on sale of joint venture property / real estate	93,481	—	—	93,481	31,509
Minority interests	(9,907)	(5,652)	(6,773)	(16,674)	(13,772)
Net Income	143,839	270,850	130,860	274,699	423,246

Dividends on perpetual preferred shares	4,969	4,969	4,969	9,938	9,938

Net Income Available For Common Shareholders	$138,870	$265,881	$125,891	$264,761	$413,308

Earnings per Share
Net income per share (basic)	$2.38	$4.47	$2.15	$4.53	$7.09
Net income per share (diluted)	$2.37	$4.38	$2.14	$4.51	$6.93

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Six Months Ended
		June 30,	June 30,	March 31,	June 30,	June 30,
		2008	2007	2008	2008	2007
Funds from operations
Net Income before Minority Interests and Items		$60,265	$30,088	$31,571	$91,836	$110,819

Add:	Depreciation and amortization	56,580	43,310	55,448	112,028	79,370
	FFO from discontinued operations	—	6,249	73	73	12,557
	FFO adjustment for joint ventures	10,322	5,078	6,043	16,364	10,899
Less:	Dividends on preferred shares	4,969	4,969	4,969	9,938	9,938
	Non real estate depreciation and amortization	234	243	223	457	478
	Funds From Operations	$121,964	$79,513	$87,943	$209,906	$203,229

	Funds From Operations - Basic per Share	$2.01	$1.28	$1.45	$3.46	$3.34

	Funds From Operations - Diluted per Share	$2.00	$1.26	$1.44	$3.43	$3.27

Funds Available for Distribution
FFO		$121,964	$79,513	$87,943	209,906	203,229

Add:	Non real estate depreciation and amortization	234	243	223	457	478
	Amortization of deferred financing costs	1,663	9,242	2,046	3,709	12,543
	Non-cash deferred compensation	4,351	2,286	5,372	9,723	14,108
Less:	FAD adjustment for Joint Ventures	6,503	5,968	6,795	13,298	9,740
	FAD adjustment for discontinued operations	—	313	—	—	1,328
	Straight-line rental income and other non cash adjustments	16,021	15,293	20,919	36,939	28,047
	Second cycle tenant improvements	6,223	3,398	4,601	10,824	5,025
	Second cycle leasing commissions	3,540	2,939	1,524	5,064	4,352
	Revenue enhancing recurring CAPEX	481	374	126	607	378
	Non- revenue enhancing recurring CAPEX	633	1,555	235	868	2,244

Funds Available for Distribution		$94,811	$61,444	$61,384	$156,195	$179,245
	Diluted per Share	$1.55	$0.97	$1.00	$2.56	$2.88

First Cycle Leasing Costs
	Tenant improvements	11,753	2,108	2,254	14,007	2,631
	Leasing commissions	5,904	2,188	2,579	8,483	3,364

Funds Available for Distribution after First Cycle Leasing Costs		$77,154	$57,148	$56,551	$133,705	$173,250

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$1.26	$0.90	$0.92	$2.19	$2.78

Redevelopment Costs		13,965	4,792	6,190	$20,155	$11,636

Payout Ratio of Funds From Operations		39.40%	55.70%	54.82%	45.86%	42.86%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		50.68%	72.09%	78.54%	61.63%	48.59%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY Unaudited ($000’s omitted)

							Accumulated
	Series C	Series D					Other
	Preferred	Preferred	Common	Additional	Treasury	Retained	Comprehensive
	Stock	Stock	Stock	Paid-In Capital	Stock	Earnings	Income	TOTAL

Balance at December 31, 2007	$151,981	$96,321	$601	$2,931,887	$(150,719)	$791,861	$4,943	$3,826,875

Net Income						274,699		274,699
Preferred Dividend						(9,938)		(9,938)
Exercise of employee stock options			2	6,945				6,947
Cash distributions declared ($1.575 per common share)						(91,918)		(91,918)
Comprehensive Income - Unrealized gain of derivative instruments							(893)	(893)
SL Green’s share of joint venture net unrealized loss on derivative instruments							(11,626)	(11,626)
Redemption of units and dividend reinvestment proceeds				160				160
Treasury stock					(68,056)			(68,056)
Deferred compensation plan			1	398				399
Amortization of deferred compensation				20,855				20,855
Balance at June 30, 2008	$151,981	$96,321	$604	$2,960,245	$(218,775)	$964,704	$(7,576)	$3,947,504

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2007	58,758,632	2,340,359	—	61,098,991	—	61,098,991

YTD share activity	(475,345)	(506)		(475,851)		(475,851)
Share Count at June 30, 2008 - Basic	58,283,287	2,339,853	—	60,623,140	—	60,623,140

Weighting Factor	122,269	75	374,578	496,922		496,922
Weighted Average Share Count at June 30, 2008 - Diluted	58,405,556	2,339,928	374,578	61,120,062	—	61,120,062

TAXABLE INCOME Unaudited ($000’s omitted)

	Six Months Ended
	June 30,	June 30,
	2008	2007

Net Income Available For Common Shareholders	$264,761	$413,308
Book/Tax Depreciation Adjustment	51,951	45,140
Book/Tax Gain Recognition Adjustment	(228,981)	(334,609)
Book/Tax JV Net equity adjustment	10,279	(11,204)
Other Operating Adjustments	2,555	(26,324)
C-corp Earnings	(7,263)	(2,614)
Taxable Income (Projected)	$93,302	$83,697

Dividend per share	$1.58	$1.40
Estimated payout of taxable income	98%	100%

Shares outstanding - basic	58,283	59,626

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales of 286, 290 & 292 Madison Avenue, 1140 Avenue of the Americas, One Park Avenue, 70 West 36 street, 110 East 42nd Street, 125 Broad Street and 440 Ninth Avenue through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in 1372 Broadway and 470 Park Avenue South.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	June 30, 2008		June 30, 2007
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$1,442,620	$701,958	$941,263	$450,648
Buildings & improvements fee interest	4,494,399	1,950,878	3,688,508	1,620,433
Buildings & improvements leasehold	261,084	129,301	260,445	128,991
	6,198,103	2,782,137	4,890,216	2,200,072
Less accumulated depreciation	(294,794)	(135,753)	(241,691)	(120,600)

Net Real Estate	5,903,309	2,646,384	4,648,525	2,079,472

Cash and cash equivalents	114,005	52,107	81,310	35,510
Restricted cash	32,262	15,208	31,581	13,870
Tenant receivables, net of $2,182 reserve at 6/30/08	11,901	5,082	11,739	5,688
Deferred rents receivable, net of reserve for tenant credit loss of $2,735 at 6/30/08	103,782	51,543	85,349	43,299
Deferred costs, net	90,858	41,555	81,881	38,308
Other assets	123,568	42,356	33,368	16,280

Total Assets	$6,379,685	$2,854,235	$4,973,753	$2,232,427

Mortgage loans payable	$3,995,380	$1,840,071	$3,176,896	$1,483,534
Derivative Instruments-fair value	1,107	562	25	14
Accrued interest payable	11,445	5,318	(202)	2,188
Accounts payable and accrued expenses	49,817	23,338	47,832	22,764
Deferred revenue	156,450	53,807	29,129	13,338
Security deposits	9,766	4,538	10,325	5,187
Contributed Capital (1)	2,155,720	926,601	1,709,748	705,402

Total Liabilities and Equity	$6,379,685	$2,854,235	$4,973,753	$2,232,427

As of June 30, 2008 the Company had eighteen unconsolidated joint venture interests including a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway increased from 55% in December 2005,  a 45% interest in 1221 Avenue of the Americas, a 45% interest in 379 West Broadway, a 48% interest in the Mack - Green Joint Venture, a 50% interest in 21-25 West 34th Street, a 46.9% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue, a 30% interest in One Court Square, a 63% economic interest in 1604-1610 Broadway, a 20.26% interest in 1&2 Jericho Plaza, a 55% interest in 2 Herald Square, a 32.25% interest in 1745 Broadway, a 55% interest in 885 Third Avenue, a 35% interest in 16 Court Street, a 25% interest in The Meadows, a 50.6% interest in 388/390 Greenwich Street and a 50% interest in 27-29 West 34th Street.  These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following nine joint ventures including a 50% interest in 1551/1555 Broadway, a 50% interest in 141 Fifth Avenue, a 92.25% in 717 Fifth Avenue, a 50% interest in 180-182 Broadway and a 51% interest in 919 Third Avenue, 100 White Plains Road, 120 White Plains Road, 680 Washington Avenue and 750 Washington Avenue.

(1)

Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

				Three Months Ended
		Three Months Ended June 30, 2008		March 31, 2008	Three Months Ended June 30, 2007
			SLG	SLG		SLG
		Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net		$142,891	$69,392	$69,673	$116,076	$57,719
Escalation and reimbursement revenues		21,312	10,821	10,385	18,889	10,076
Investment and other income		1,225	609	798	1,443	841
Total Revenues, net		$165,428	$80,822	$80,856	$136,408	$68,636

Expenses
Operating expenses		$31,131	$15,028	$16,029	$26,939	$13,856
Ground rent		1,002	575	575	1,116	628
Real estate taxes		19,494	9,620	10,024	19,368	9,958
Total Operating Expenses		$51,627	$25,223	$26,628	$47,423	$24,442

GAAP NOI		$113,801	$55,599	$54,228	$88,985	$44,194
Cash NOI		$101,947	$49,616	$48,675	$81,055	$40,498

Interest		47,416	22,395	22,788	45,819	23,431
Amortization of deferred financing costs		3,467	1,521	1,340	2,082	962
Depreciation and amortization		34,586	15,423	15,765	26,837	12,725

Net Income		$28,332	$16,260	$14,335	$14,247	$7,076

Plus: Real estate depreciation		34,535	15,413	15,755	26,797	12,717
Funds From Operations		$62,867	$31,673	$30,090	$41,044	$19,793

FAD Adjustments:
Plus:	Non real estate depreciation and amortization	$3,518	$1,531	$1,350	$2,122	$970
Less:	Straight-line rental income and other non-cash adjustments	(11,504)	(5,878)	(5,554)	(7,929)	(3,696)
Less:	Second cycle tenant improvement	(4,054)	(1,560)	(1,438)	(3,354)	(1,842)
Less:	Second cycle leasing commissions	(1,289)	(538)	(902)	(1,841)	(928)
Less:	Recurring CAPEX	(92)	(58)	(251)	(696)	(472)
FAD Adjustment		$(13,421)	$(6,503)	$(6,795)	$(11,698)	$(5,968)

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

		Six Months Ended June 30, 2008		Six Months Ended June 30, 2007
			SLG		SLG
		Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net		$286,493	$139,065	$218,524	$109,111
Escalation and reimbursement revenues		41,801	21,206	37,729	19,976
Investment and other income		2,966	1,407	3,839	1,993
Total Revenues, net		$331,260	$161,678	$260,092	$131,080

Expenses
Operating expenses		$63,874	$31,057	$55,917	$28,733
Ground rent		2,004	1,150	1,575	843
Real estate taxes		39,613	19,644	39,031	19,946
Total Operating Expenses		$105,491	$51,851	$96,523	$49,522

GAAP NOI		$225,769	$109,827	$163,569	$81,558
Cash NOI		$304,352	$150,083	$149,085	$75,395

Interest		95,724	45,183	84,408	43,753
Amortization of deferred financing costs		6,522	2,861	3,391	1,693
Depreciation and amortization		68,526	31,188	48,991	23,951

Net Income		$54,997	$30,595	$26,779	$12,161

Plus: Real estate depreciation		68,425	31,168	48,951	23,943
Funds From Operations		$123,422	$61,763	$75,730	$36,104

FAD Adjustments:
Plus:	Non real estate depreciation and amortization	$6,622	$2,881	$3,431	$1,701
Less:	Straight-line rental income and other non-cash adjustments	(22,308)	(11,432)	(14,266)	(6,695)
Less:	Second cycle tenant improvement	(6,996)	(2,998)	(4,984)	(2,655)
Less:	Second cycle leasing commissions	(3,209)	(1,440)	(2,823)	(1,472)
Less:	Recurring CAPEX	(470)	(309)	(914)	(619)
FAD Adjustment		$(26,361)	$(13,298)	$(19,556)	$(9,740)

Gramercy Joint Venture Statements Unaudited ($000’s omitted)

Balance Sheets

	June 30,	March 31,
	2008	2008
Assets
Real estate investments, net	$3,433,685	$240,835
Cash	55,201	307,647
Loans and other lending investments, net	2,179,311	2,358,732
Commerical real estate securities	855,815	835,922
In-place leases, net	412,634	—
Other assets	946,213	386,585

Total Assets	$7,882,859	$4,129,721

Liabilities and Stockholders’ Equity
Mortgage notes payable	$2,557,181	$153,624
Credit facilities	168,917	50,000
Repurchase agreements	94,915	166,777
Collateralized debt obligations	2,683,955	2,721,700
Below market lease liabilities, net	746,146	—
Other liabilities	364,790	180,516
Junior subordinated deferrable interest debentures	150,000	150,000
Total Liabilities	6,765,904	3,422,617

Stockholders’ Equity
Total stockholders’ equity	1,116,955	707,104

Total Liabilities and Stockholders’ Equity	$7,882,859	$4,129,721

Total Outstanding Shares	51,295	34,854

Total SLG Shares	8,119	7,624

SLG Investment in Gramercy at Original Cost	$145,346	$145,346

Income Statements

	Three Months Ended		Six Months Ended
	June 30.	June 30.	June 30.	June 30.
	2008	2007	2008	2007
Revenues
Investment income	$63,003	$72,828	$137,598	$132,797
Rental revenue	82,153	1,850	85,852	3,586
Operating expense reimbursements	34,142	—	34,142	—
Gain on sales and other income	22,773	3,625	30,570	10,054
Total revenues	202,071	78,303	288,162	146,437

Operating Expenses
Ground rent and leasehold obligations	4,292	—	4,292	—
Real estate taxes	11,223	—	11,223	—
Utilities	10,834	—	10,834	—
Other property operating expenses	23,454	—	23,454	—
Direct billable expenses	1,759	—	1,759	—
Total operating expenses	51,562	—	51,562	—

Net operating income	150,509	78,303	236,600	146,437

Other expenses
Interest	77,759	39,209	119,202	75,670
Management fees	9,106	5,414	16,251	10,253
Incentive fees	2,604	3,784	5,100	6,601
Depreciation and amortization	22,478	1,088	24,308	1,759
Marketing, general and administrative	4,068	4,103	6,872	7,923
Provision for loan loss	23,214	2,900	31,214	4,148
Total expenses	139,229	56,498	202,947	106,354

Income before equity in net income (loss) of unconsolidated joint ventures, taxes, minority interest and discontinued operations	11,280	21,805	33,653	40,083
Equity in net income (loss) of unconsolidated joint ventures	1,592	484	4,700	(211)
Income before taxes, minority interest and discontinued operations	12,872	22,289	38,353	39,872
Provision for taxes	—	(429)	(11)	(963)
Minority interest	(251)	—	(251)	—
Net (loss) from discontinued operations	(222)	—	(222)	—
Net Income	12,399	21,860	37,869	38,909
Preferred stock dividends	(2,336)	(1,895)	(4,672)	(1,895)
Net income available to common shareholders	10,063	19,965	33,197	37,014

Plus: Real estate depreciation	22,864	2,528	23,762	5,058

FFO	$32,927	$22,493	$56,959	$42,072

SLG share of net income	$1,563	$4,991	$6,653	$9,257

SLG share of FFO	$5,114	$5,623	$10,401	$10,518

GKK Manager

	Three Months Ended		Three Months Ended	Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2008	2007	2008	2008	2007
Base management income	$5,760	$3,109	$4,198	$9,958	$5,776
Other fee income	3,911	4,868	4,199	8,110	8,757
Marketing, general and administrative expenses	(6,985)	(3,434)	(3,522)	(10,507)	(5,856)
Net Income before minority interest	2,686	4,543	4,875	7,561	8,677
Less: minority interest	(580)	(1,577)	(1,669)	(2,249)	(2,990)
SLG share of GKK Manager net income	2,106	2,966	3,206	5,312	5,687
Servicing and administrative reimbursements	2,040	1,222	1,272	3,312	2,322
Net management income and reimbursements from Gramercy	$4,146	$4,188	$4,478	$8,624	$8,009

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	6/30/2008		3/31/2008	12/31/2007	9/30/2007	6/30/2007
Market Capitalization
Common Equity:
Common Shares Outstanding	58,283		58,284	58,759	59,213	59,626
OP Units Outstanding	2,340		2,340	2,340	2,350	2,365
Total Common Equity (Shares and Units)	60,623		60,624	61,099	61,563	61,991
Share Price (End of Period)	$82.72		$81.47	$93.46	$116.77	$123.89
Equity Market Value	$5,014,735		$4,939,037	$5,710,313	$7,188,712	$7,680,065
Preferred Equity at Liquidation Value:	257,500		257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	2,867,305		2,867,593	2,844,644	2,846,529	2,173,460
Outstanding Balance on - Term Loans	—		276,650	276,650	—	—
Outstanding Balance on – Unsecured Credit Line	644,500		720,500	708,500	590,000	587,000
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	100,000
Unsecured Notes	774,676		774,668	774,660	774,652	774,644
Convertible Bonds	1,018,992		1,018,809	1,018,628	1,018,448	1,018,270
Total Consolidated Debt	5,405,473		5,758,220	5,723,082	5,329,629	4,653,374
Company’s Portion of Joint Venture Debt	1,840,071		1,593,355	1,593,246	1,281,344	1,483,534
Total Combined Debt	7,245,544		7,351,575	7,316,328	6,610,973	6,136,908

Total Market Cap (Debt & Equity)	$12,517,779		$12,548,112	$13,284,141	$14,057,185	$14,074,473

Availability under Lines of Credit
Senior Unsecured Line of Credit	818,483	(A)	741,451	751,226	618,374	642,719
Term Loans	—		—	—	—	—
Total Availability	$818,483		$741,451	$751,226	$618,374	$642,719

(A) As reduced by $37,017 letters of credit.

Combined Capitalized Interest	$790	$840	$1,692	$2,833	$3,627

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	50.62%	52.56%	48.95%	41.72%	36.96%
Debt to Gross Real Estate Book Ratio	61.84%	66.19%	65.92%	54.75%	61.04%
Secured Real Estate Debt to Secured Assets Gross Book	59.49%	59.06%	59.39%	62.07%	61.37%
Unsecured Debt to Unencumbered Assets-Gross Book Value	66.80%	69.04%	67.22%	64.93%	65.50%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	57.88%	58.59%	55.08%	47.03%	43.60%
Debt to Gross Real Estate Book Ratio	62.88%	63.72%	63.49%	56.45%	62.47%
Secured Real Estate Debt to Secured Assets Gross Book	61.92%	58.04%	58.23%	62.90%	68.84%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Six Months Ended
		June 30,	June 30,	March 31,	June 30,	June 30,
		2008	2007	2008	2008	2007
	Property NOI

	Property Operating NOI	$133,010	$106,687	$136,392	$269,402	$197,676
	NOI from Discontinued Operations	—	7,457	73	73	15,092
	Total Property Operating NOI - Consolidated	133,010	114,144	136,465	269,475	212,768
	SLG share of Property NOI from JVs	55,599	44,194	54,228	109,827	81,558
	GAAP NOI	$188,609	$158,338	$190,693	$379,302	$294,326

Less:	Free Rent (Net of Amortization)	601	3,868	3,123	3,724	7,912
	Net FAS 141 Adjustment	4,367	849	5,928	10,295	1,637
	Straightline Revenue Adjustment	14,290	14,097	15,215	29,505	25,345

Plus:	Allowance for S/L tenant credit loss	1,057	1,313	1,058	2,115	2,675
	Ground Lease Straight-line Adjustment	91	87	418	509	244
	Cash NOI	$170,499	$140,924	$167,903	$338,402	$262,351

	Components of Debt Service and Fixed Charges

	Interest Expense	75,548	65,444	80,214	155,762	125,445
	Fixed Amortization Principal Payments	6,052	3,350	5,913	11,965	7,437
	Total Consolidated Debt Service	81,600	68,794	86,127	167,727	132,882

	Payments under Ground Lease Arrangements	7,917	7,853	8,667	16,584	15,275
	Dividend on perpetual preferred shares	4,969	4,969	4,969	9,938	9,938
	Total Consolidated Fixed Charges	94,486	81,616	99,763	194,249	158,095

	Adjusted EBITDA	208,153	167,696	183,944	392,097	366,455
	Interest Coverage Ratio	2.89	2.47	2.40	2.64	2.82
	Debt Service Coverage Ratio	2.67	2.35	2.23	2.44	2.67
	Fixed Charge Coverage Ratio	2.29	2.00	1.91	2.10	2.25

SELECTED FINANCIAL DATA 2008 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Six Months Ended
		June 30,	June 30,		March 31,	June 30,	June 30,
		2008	2007	%	2008	2008	2007 (1)%
Revenues
	Rental Revenue, net	166,353	157,626	5.5%	167,904	334,256	309,719	7.9%
	Escalation & Reimbursement Revenues	28,939	27,675	4.6%	28,932	57,870	55,593	4.1%
	Investment Income	578	739	-21.8%	768	1,346	2,172	-38.0%
	Other Income	4,441	3,448	28.8%	2,190	6,633	4,621	43.5%
	Total Revenues	200,311	189,488	5.7%	199,794	400,105	372,105	7.5%
Expenses
	Operating Expense	48,132	46,308	3.9%	48,896	97,026	92,246	5.2%
	Ground Rent	7,922	7,766	2.0%	8,249	16,171	15,016	7.7%
	Real Estate Taxes	31,847	31,958	-0.3%	31,699	63,548	63,749	-0.3%
		87,901	86,032	2.2%	88,844	176,745	171,011	3.4%

	EBITDA	112,410	103,456	8.7%	110,950	223,360	201,094	11.1%

	Interest Expense & Amortization of Financing costs	26,008	27,556	-5.6%	26,636	52,644	51,825	1.6%
	Depreciation & Amortization	45,260	38,901	16.3%	43,292	88,552	73,058	21.2%

	Income Before Minority Interest	41,142	36,999	11.2%	41,022	82,164	76,211	7.8%
Plus:	Real Estate Depreciation & Amortization	45,250	38,894	16.3%	43,286	88,536	73,043	21.2%

	FFO	86,392	75,893	13.8%	84,308	170,700	149,254	14.4%

Less:	Non – Building Revenue	825	1,291	-36.1%	1,233	2,058	2,848	-27.7%

Plus:	Interest Expense & Amortization of Financing costs	26,008	27,556	-5.6%	26,636	52,644	51,825	1.6%
	Non Real Estate Depreciation	10	7	42.9%	6	16	15	6.7%
GAAP NOI		111,585	102,165	9.2%	109,717	221,302	198,246	11.6%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	804	3,358	-76.1%	783	1,588	5,707	-72.2%
	Straightline Revenue Adjustment	5,763	7,855	-26.6%	6,678	12,441	15,305	-18.7%
	Rental Income - FAS 141	3,954	636	521.7%	5,820	9,774	1,277	665.4%
Plus:	Allowance for S/L tenant credit loss	772	909	-15.1%	827	1,599	1,838	-13.0%
	Ground Lease Straight-line Adjustment	(666)	87	-865.5%	(339)	(1,005)	174	-677.6%
Cash NOI		101,170	91,312	10.8%	96,924	198,093	177,969	11.3%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	55.72%	54.03%		55.03%	55.37%	53.42%
	Cash NOI to Real Estate Revenue, net	50.52%	48.29%		48.61%	49.57%	47.96%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	59.68%	58.13%		59.16%	59.42%	57.47%
	Cash NOI before Ground Rent/Real Estate Revenue, net	54.81%	52.35%		52.92%	53.86%	51.96%

(1) The June 30, 2007 same store data includes the operations of the Reckson properties as if the merger closed on January 1, 2007.

SELECTED FINANCIAL DATA 2008 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Six Months Ended
		June 30,	June 30,		June 30,	June 30,
		2008	2007	%	2008	2007 (1)%
Revenues
	Rental Revenue, net	42,956	40,700	5.5%	83,777	79,521	5.4%
	Escalation & Reimbursement Revenues	9,799	8,930	9.7%	18,909	17,890	5.7%
	Investment Income	221	436	-49.3%	554	845	-34.4%
	Other Income	38	59	-35.6%	64	586	-89.1%
	Total Revenues	53,014	50,125	5.8%	103,304	98,842	4.5%
Expenses
	Operating Expense	12,683	11,722	8.2%	25,676	24,646	4.2%
	Ground Rent	161	214	-24.8%	321	427	-24.8%
	Real Estate Taxes	8,750	8,857	-1.2%	17,509	17,790	-1.6%
		21,594	20,793	3.9%	43,506	42,863	1.5%

	EBITDA	31,420	29,332	7.1%	59,798	55,979	6.8%

	Interest Expense & Amortization of Financing costs	10,441	14,098	-25.9%	22,596	27,920	-19.1%
	Depreciation & Amortization	9,195	8,492	8.3%	18,533	16,761	10.6%

	Income Before Minority Interest	11,784	6,742	74.8%	18,669	11,298	65.2%
Plus:	Real Estate Depreciation & Amortization	9,195	8,492	8.3%	18,533	16,761	10.6%

	FFO	20,979	15,234	37.7%	37,202	28,059	32.6%

Less:	Non – Building Revenue	246	440	-44.1%	582	856	-32.0%

Plus:	Interest Expense & Amortization of Financing costs	10,441	14,098	-25.9%	22,596	27,920	-19.1%
	Non Real Estate Depreciation	—	—		—	—
	GAAP NOI	31,174	28,892	7.9%	59,216	55,123	7.4%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	(35)	45	-177.8%	(224)	1,017	-122.0%
	Straightline Revenue Adjustment	924	1,605	-42.4%	1,902	3,161	-39.8%
	FAS 141	659	267	146.8%	1,311	534	145.5%
Plus:	Allowance for S/L tenant credit loss	137	156	-12.2%	232	394	-41.1%
	Ground Lease Straight-line Adjustment	27	40	-32.5%	64	88	-27.3%
	Cash NOI	29,790	27,171	9.6%	56,523	50,893	11.1%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	58.92%	57.97%		57.52%	56.03%
	Cash NOI to Real Estate Revenue, net	56.31%	54.52%		54.90%	51.73%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	59.23%	58.40%		57.83%	56.46%
	Cash NOI before Ground Rent/Real Estate Revenue, net	56.56%	54.86%		55.15%	52.08%

(1) The June 30, 2007 same store data includes the operations of the Reckson properties as if the merger closed on January 1, 2007.

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal		2008 Annual			As-Of
	Outstanding		Principal	Maturity	Due at	Right	Earliest
	6/30/2008	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt
Secured fixed rate debt
300 Main Street	11,500	5.75%	—	Feb-17	11,500	—	Feb-10
399 Knollwood	18,878	5.75%	296	Mar-14	16,943	—	Open
141 Fifth Avenue	25,000	5.70%	—	Jun-17	26,050	—	Jun-10
500 West Putnam Avenue	25,000	5.52%	—	Jan-16	21,849	—	Open
673 First Avenue	32,759	5.67%	732	Feb-13	28,984	—	Open
55 Corporate Drive	95,000	5.75%	—	Dec-15	95,000	—	Open
625 Madison Avenue	98,696	6.27%	2,192	Nov-15	78,595	—	Open
609 Fifth Avenue	99,965	5.85%	1,272	Jul-14	92,062	—	Open
420 Lexington Avenue	111,382	8.44%	2,700	Nov-10	104,145	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15	120,000	—	Open
120 W 45th Street	170,000	6.12%	—	Feb-17	170,000	—	Open
220 E 42nd Street	204,646	5.23%	3,686	Nov-13	182,342	—	Open
919 Third Avenue	230,174	6.87%	3,612	Jul-18	217,592	—	Open
485 Lexington Avenue	450,000	5.61%	—	Feb-17	450,000	—	Jan-10
1 Madison Avenue - South Building	668,349	5.91%	10,399	May-20	222,492	—	Open

	2,361,349	5.97%	24,889		1,837,554

Secured fixed rate debt - Other
609 Partners, LLC	63,891	5.00%	—	Jul-14	63,891	—	Open
	63,891	5.00%	—		63,891
Unsecured fixed rate debt
Senior Unsecured Line of Credit	160,000	5.34%	—	Jun-11	160,000	Jun-12	Open
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jun-15	100,000	—	—
Unsecured Note	150,000	5.15%	—	Jan-11	150,000	—	Open
Unsecured Note	150,000	5.88%	—	Aug-14	150,000	—	Open
Unsecured Note	200,000	7.75%	—	Mar-09	200,000	—	Open
Unsecured Note	274,676	6.00%	—	Mar-16	275,000	—	Open
Convertible Note	282,344	4.00%	—	Jun-25	287,000	—	Open
Convertible Note (net)	736,648	3.00%	—	Mar-27	750,000	—	Mar-12
	2,053,668	4.68%	—		1,912,000

Total Fixed Rate Debt/Wtd Avg	4,478,908	5.36%	24,889		3,813,445

Floating rate debt
Secured floating rate debt
1551/1555 Broadway (Libor + 200 bps)	100,381	4.52%	—	Oct-09	100,381	—	Open
1 Landmark Square (Libor + 185bps)	128,000	4.41%	—	Feb-09	128,000	Feb-12	Open
717 Fifth Avenue (Libor + 160 bps)	192,500	4.17%	—	Sep-08	192,500	—	Open
180-182 Broadway (Libor + 225 bps)	21,184	4.91%	—	Feb-11	21,184	—	Open

	442,065	4.35%	—		442,065

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 90 bps)	484,500	3.55%	—	Jun-11	484,500	Jun-12	Open
	484,500	3.55%	—		484,500

Total Floating Rate Debt/Wtd Avg	926,565	3.93%	—		926,565

Total Debt/Wtd Avg - Consolidated	5,405,473	5.12%	24,889		4,740,010

Total Debt/Wtd Avg - Joint Venture	1,840,071	4.95%

Weighted Average Balance & Interest Rate with SLG JV Debt	7,323,943	5.06%

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

				2008			As-Of
	Principal Outstanding - 6/30/08			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

Mack - Green Joint Venture	11,072	5,315	6.26%	—	Aug-14	5,315	—	Open
1604-1610 Broadway	27,000	12,150	5.66%	—	Apr-12	11,763	—	Open
1221 Avenue of Americas	65,000	29,250	5.51%	—	Dec-10	29,250	—	Open
Jericho Plaza	163,750	33,176	5.65%	—	Mar-17	33,176	—	Open
21 West 34th Street	100,000	50,000	5.75%	—	Dec-16	50,000	—	Nov-09
100 Park Avenue	175,000	87,325	6.52%	—	Nov-15	81,873	—	Oct-08
One Court Square	315,000	94,500	4.91%	—	Jun-15	94,500	—	Sep-08
2 Herald Square	191,250	105,188	5.36%	—	Apr-17	105,188	—	Apr-10
1745 Broadway	340,000	109,650	5.68%	—	Jan-17	109,650	—	Dec-09
885 Third Avenue	267,650	147,208	6.26%	—	Jul-17	147,208	—	Jul-10
800 Third Avenue	20,910	9,693	6.00%	—	Jul-17	9,693	—	Open
388/390 Greenwich Street	562,379	284,552	5.19%	—	Dec-17	284,552	—	Dec-09
388/390 Greenwich Street	560,000	283,349	5.19%	—	Dec-17	283,349	—	Dec-09
Total Fixed Rate Debt/Wtd Avg	2,799,011	1,251,355	5.50%	—		1,245,516

379 West Broadway (Libor + 165bps)	20,991	9,445	6.73%	—	Jan-10	9,445	—	Open
Meadows (Libor + 135bps)	82,170	20,542	3.98%	—	Sep-12	20,000	—	Open
Mack - Green Joint Venture (Libor + 275bps)	91,192	43,772	5.38%	—	May-08	43,772	—	—
1221 Avenue of Americas (Libor + 75bps)	105,000	47,250	3.38%	—	Dec-10	47,250	—	Open
521 Fifth Avenue (Libor + 100bps)	140,000	70,140	3.68%	—	Apr-11	70,140	—	Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	3.47%	—	Nov-08	343,750	Nov-10	Open
16 Court St (Libor + 160 bps)	81,920	28,673	4.21%	—	Oct-10	28,673	—	Open
388/390 Greenwich Street (Libor + 115bps)	16,000	8,096	3.65%	—	Dec-17	8,096	—	Dec-09
29 West 34th Street (Libor + 200bps)	34,096	17,048	4.59%	—	May-11	17,048	—	Open
Total Floating Rate Debt/Wtd Avg	1,196,369	588,716	3.77%	—		588,174

Total Joint Venture Debt/Wtd Avg	3,995,380	1,840,071	4.95%	—		1,833,689

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000’s omitted)

	2008 Scheduled	2009 Scheduled	2010 Scheduled	2011 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	16,932	2037
420 Lexington Avenue (2)	14,180	12,006	12,006	12,006	—	2029	(3)
711 Third Avenue (2) (4)	1,550	1,550	1,550	750	536	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
1185 Avenue of the Americas (2)	8,674	8,674	8,233	6,909	—	2043

Total	34,127	31,953	31,512	29,388	17,468

Capitalized Lease
673 First Avenue	1,416	1,416	1,451	1,555	16,621	2037

(1) Per the balance sheet at June 30, 2008.

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) Subject to renewal at the Company’s option through 2080.

(4) Excludes portion payable to SL Green as owner of 50% leasehold.

(5) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(6) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Wtd Average	Wtd Average	Current	LIBOR
	Outstanding	Assets during quarter	Yield during quarter	Yield	Rate (2)

3/31/2007	688,303	718,693	9.98%	10.64%	5.32%

Originations/Accretion (1)	63,792
Preferred Equity	—
Redemptions /Amortization	(90,375)
6/30/2007	661,720	699,566	10.52%	10.62%	5.32%

Originations/Accretion (1)	45,374
Preferred Equity	29,240
Redemptions /Amortization	(53,250)
9/30/2007	683,084	714,925	10.54%	10.50%	5.12%

Originations/Accretion (1)	132,140
Preferred Equity	—
Redemptions /Amortization	(10,009)
12/31/2007	805,215	734,868	10.49%	11.31%	4.60%

Originations/Accretion (1)	4,787
Preferred Equity	—
Redemptions /Amortization	(33,514)
3/31/2008	776,488	766,598	10.15%	10.63%	2.70%

Originations/Accretion (1)	72,193
Preferred Equity	—
Redemptions /Amortization	(8,855)
6/30/2008	839,826	823,223	9.71%	9.92%	2.46%

(1) Accretion includes original issue discounts and compounding investment income.

(2) LIBOR rate is as of quarter end.

STRUCTURED FINANCE ($000’s omitted)

				Wtd Average	Current
Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Yield during quarter	Yield

Junior Mortgage Participation	$89,483	$796,686	$180	10.37%	10.26%

Mezzanine Debt	$643,103	$17,945,609	$693	9.62%	9.92%

Preferred Equity	$107,240	$2,845,740	$195	9.65%	9.65%

Balance as of 06/30/08	$839,826	$21,588,035	$568	9.71%	9.92%

Current Maturity Profile (2)

(1) Most investments are indexed to LIBOR and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 5.6 years.

SELECTED PROPERTY DATA Manhattan Properties

SELECTED PROPERTY DATA

Manhattan Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Jun-08	Mar-08	Dec-07	Sep-07	Jun-07	Rent ($ ’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store”
19 West 44th Street	Midtown	Fee Interest	1	292,000	1	100.0	100.0	100.0	97.5	94.5	12,769,440	2	1	62
120 West 45th Street	Midtown	Fee Interest	1	440,000	1	98.6	99.0	99.0	100.0	100.0	24,888,168	4	2	28
220 East 42nd Street	Grand Central	Fee Interest	1	1,135,000	4	99.3	99.4	99.4	99.3	99.4	46,062,492	7	5	33
28 West 44th Street	Midtown	Fee Interest	1	359,000	1	98.1	98.4	96.9	95.5	93.7	15,341,100	2	2	72
317 Madison Avenue	Grand Central	Fee Interest	1	450,000	1	89.6	90.7	89.6	88.8	89.4	20,341,404	3	2	86
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1	1,188,000	4	96.6	94.7	93.3	95.7	96.0	57,922,068	8	6	230
461 Fifth Avenue (4)	Midtown	Leasehold Interest	1	200,000	1	93.6	98.8	98.8	98.8	98.8	13,445,220	2	1	17
485 Lexington Avenue	Grand Central North	Fee Interest	1	921,000	3	99.9	99.1	98.8	98.8	98.8	47,734,500	7	5	20
555 West 57th Street	Midtown West	Fee Interest	1	941,000	3	99.6	99.6	99.6	99.6	99.6	29,282,556	4	3	15
609 Fifth Avenue	Rockefeller Center	Fee Interest	1	160,000	1	100.0	99.5	99.5	99.5	97.0	13,332,720	2	1	20
625 Madison Avenue	Plaza District	Leasehold Interest	1	563,000	2	97.6	97.6	97.6	98.8	97.9	40,041,504	6	4	31
673 First Avenue	Grand Central South	Leasehold Interest	1	422,000	1	99.8	99.8	99.8	99.8	99.8	15,414,480	2	2	9
711 Third Avenue (1)	Grand Central North	Operating Sublease	1	524,000	2	93.3	94.3	94.3	94.3	100.0	22,575,912	3	2	17
750 Third Avenue	Grand Central North	Fee Interest	1	780,000	2	99.0	98.4	98.4	98.7	98.6	35,781,240	5	4	24
810 Seventh Avenue	Times Square	Fee Interest	1	692,000	2	92.1	96.6	96.6	91.2	97.7	36,789,204	5	4	39
919 Third Avenue (3)	Grand Central North	Fee Interest	1	1,454,000	5	99.9	99.9	99.9	99.9	99.9	77,951,472		4	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1	1,062,000	3	97.9	90.9	90.9	93.3	99.0	63,369,012	9	6	22
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	1	562,000	2	93.9	93.9	91.7	93.0	93.0	30,252,492	4	3	41

Subtotal / Weighted Average			18	12,145,000	38	97.6	97.1	96.8	97.0	97.9	$603,294,984	75	56	781

Adjustments
1372 Broadway (2)	Garment	Fee Interest	1	508,000	2	99.4	96.8	99.8	100.0	99.8	21,573,336		0	22
1 Madison Avenue	Park Avenue South	Fee Interest	1	1,176,900	4	99.8	99.8	99.8	99.8	99.8	61,547,772	9	6	3
331 Madison Avenue	Grand Central	Fee Interest	1	114,900	0	100.0	100.0	100.0	100.0	97.6	4,578,984	1	0	19
333 West 34th Street	Penn Station	Fee Interest	1	345,400	1	100.0	100.0	100.0	100.0	100.0	15,032,544	2	1	1
Subtotal / Weighted Average			4	2,145,200	7	99.7	99.1	99.8	99.8	99.7	$102,732,636	12	7	45

Total / Weighted Average Manhattan Consolidated Properties			22	14,290,200	46	97.9	97.4	97.3	97.5	98.1	$706,027,620	87	63	826

UNCONSOLIDATED PROPERTIES
“Same Store”
100 Park Avenue - 50%	Grand Central South	Fee Interest	1	834,000	3	67.0	69.3	74.0	91.7	89.7	30,046,692		2	31
521 Fifth Avenue - 50.1% (4)	Grand Central	Leasehold Interest	1	460,000	1	97.9	96.6	96.9	92.8	92.7	23,783,028		1	47
800 Third Avenue - 46.9%	Grand Central North	Fee Interest	1	526,000	2	98.5	95.8	94.7	96.9	96.9	30,031,224		1	26
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	1	2,550,000	8	93.0	93.2	93.9	93.9	95.6	144,761,280		7	21
1515 Broadway - 55%	Times Square	Fee Interest	1	1,750,000	6	99.0	99.0	99.0	99.0	99.0	86,795,352		6	9

Subtotal / Weighted Average			5	6,120,000	19	92.0	92.2	93.5	95.6	95.9	$315,417,576		17	134

Adjustments
388 & 390 Greenwich Street - 50.6%	Downtown	Fee Interest	2	2,635,000	8	100.0	100.0	100.0	—	—	99,225,000		5	1
1745 Broadway - 32.3%	Midtown	Fee Interest	1	674,000	2	100.0	100.0	100.0	100.0	100.0	34,786,440		1	1
Subtotal / Weighted Average			3	3,309,000	10	100.0	100.0	100.0	100.0	100.0	$134,011,440		6	2

Total / Weighted Average Unconsolidated Properties			8	9,429,000	30	94.8	94.8	95.6	96.0	96.8	$449,429,016		23	136

Manhattan Grand Total / Weighted Average			30	23,719,200	75	96.7	96.3	96.6	97.0	97.6	$1,155,456,636			962
Manhattan Grand Total - SLG share of Annualized Rent											$876,494,243		86
Manhattan Same Store Occupancy % - Combined				18,265,000	77	95.7	95.4	95.6	96.5	97.2

Portfolio Grand Total			66	31,586,700	100	95.4	95.1	95.5	95.6	96.6	$1,377,948,612			1,468
Portfolio Grand Total - SLG Share of Annualized Rent											$1,012,046,187		100

(1) Including ownership of 50% in Building Fee.

(2) SL Green holds a 15% interest in this consolidated joint venture asset.

(3) SL Green holds a 51% interest in this consolidated joint venture asset.

(4) SL Green holds an option to acquire the fee interest on this building.

SELECTED PROPERTY DATA Suburban Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Jun-08	Mar-08	Dec-07	Sep-07	Jun-07	Rent ($ ’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store” Westchester, NY%
1100 King Street	Rye Brook, Westchester	Fee Interest	6	540,000	8	90.7	91.9	94.6	98.2	96.2	12,898,800	2	2	28
100 White Plains Road (1)	Tarrytown, Westchester	Fee Interest	1	6,000	0	100.0	100.0	100.0	100.0	100.0	92,520		0	1
120 White Plains Road (1)	Tarrytown, Westchester	Fee Interest	1	205,000	3	97.6	97.6	97.6	97.6	97.6	5,877,612		0	15
520 White Plains Road	Tarrytown, Westchester	Fee Interest	1	180,000	2	87.1	85.3	85.3	85.3	81.9	3,782,076	1	0	8
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	1	178,000	2	65.9	54.3	65.2	65.2	74.2	3,410,736	0	0	13
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	250,000	3	78.4	87.4	87.4	87.4	87.4	5,804,736	1	1	7
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	245,000	3	95.7	95.7	95.7	95.7	95.7	6,670,920	1	1	9
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	228,000	3	78.4	77.1	77.1	77.1	77.1	4,305,552	1	1	1
140 Grand Street	White Plains, Westchester	Fee Interest	1	130,100	2	80.0	80.0	80.0	80.0	92.9	3,566,376	1	1	8
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	1	384,000	5	100.0	100.0	100.0	100.0	100.0	13,035,960	2	2	14
“ Same Store” Westchester, NY Subtotal/Weighted Average			15	2,346,100	31	88.1	88.2	89.7	90.5	91.2	59,445,288	8	8	104

Adjustments - Westchester, NY
399 Knollwood Road	White Plains, Westchester	Fee Interest	1	145,000	2	96.3	96.3	98.9	99.0	100.0	3,491,892	1	0	43

Westchester, NY Subtotal/Weighted Average			16	2,491,100	32	88.6	88.7	90.2	91.0	91.7	62,937,180	9	8	147

“Same Store” Connecticut
Landmark Square	Stamford, Connecticut	Fee Interest	6	826,000	10	86.6	86.3	85.2	84.2	84.5	18,581,268	2	2	110
680 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	133,000	2	100.0	100.0	94.7	94.7	94.7	4,531,632		0	5
750 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	192,000	2	95.8	95.8	98.5	97.1	97.1	6,066,240		0	9
1055 Washington Boulevard	Stamford, Connecticut	Leasehold Interest	1	182,000	3	91.1	89.5	89.5	90.8	90.4	5,428,116	0	1	22
“ Same Store” Connecticut Subtotal/Weighted Average			9	1,333,000	17	89.9	89.5	88.5	87.6	87.8	34,607,256	2	3	146

Adjustments - Connecticut
7 Landmark Square	Stamford, Connecticut	Fee Interest	1	36,800	0	10.8	10.8	10.8	10.8	10.8	271,032	0	0	1
300 Main Street	Stamford, Connecticut	Fee Interest	1	130,000	2	95.3	95.3	95.3	94.7	93.2	2,019,396	0	0	21
1010 Washington Boulevard	Stamford, Connecticut	Fee Interest	1	143,400	2	94.5	95.6	95.6	96.6	95.6	3,799,740	1	0	20
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest	1	121,500	2	88.7	91.7	94.4	94.4	94.4	3,316,953	0	0	10
Adjustments - Connecticut Subtotal/Weighted Average			4	431,700	5	86.0	87.2	88.4	88.9	88.2	9,407,121	2	0	52

Connecticut Subtotal/Weighted Average			13	1,764,700	22	88.9	88.9	88.5	88.0	87.9	44,014,377	4	3	198
55 Corporate Drive, NJ (2)	Bridgewater, New Jersey	Fee Interest	1	670,000	9	100.0	100.0	100.0	100.0	100.0	21,812,124		1	1
Total / Weighted Average Consolidated Properties			30	4,925,800	63	90.3	90.3	90.9	91.1	91.5	$128,763,681	13	12	346

UNCONSOLIDATED PROPERTIES
“Same Store”
One Court Square - 30%	Long Island City, New York	Fee Interest	1	1,402,000	18	100.0	100.0	100.0	100.0	100.0	51,082,644		2	1
Subtotal/Weighted Average			1	1,402,000	18	100.0	100.0	100.0	100.0	100.0	51,082,644

Adjustments
The Meadows - 25%	Rutherford, New Jersey	Fee Interest	2	582,100	7	85.2	87.0	81.3	81.3	—	13,083,315		0	58
16 Court Street - 35%	Brooklyn, NY	Fee Interest	1	317,600	4	82.3	81.0	80.8	80.5	—	8,329,008		0	63
Jericho Plaza - 20.26%	Jericho, New York	Fee Interest	2	640,000	8	96.3	96.4	98.4	98.4	98.4	21,233,328		0	38
Subtotal / Weighted Average			5	1,539,700	20	89.2	89.7	88.3	88.2	98.4	$42,645,651		0	159

Total / Weighted Average Unconsolidated Properties			6	2,941,700	37	94.4	94.6	93.9	93.8	99.5	$93,728,295		2	160

Suburban Grand Total / Weighted Average			36	7,867,500	25	91.8	91.9	92.0	92.2	93.8	$222,491,976			506
Suburban Grand Total - SLG share of Annualized Rent											$135,551,944		14
Suburban Same Store Occupancy % - Combined				5,081,100	65	91.9	91.8	92.2	92.5	92.8

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

(2) SL Green holds a 50% interest through a tenancy in common ownership.

(3) SL Green holds an option to acquire the fee interest on this property.

												Gross Total
RETAIL, DEVELOPMENT & LAND												Book Value
125 Chubb Way	Lyndhurst, NJ	Fee Interest	1	278,000	36	—	—	—	—	—	$—	$32,008,572	0	0
150 Grand Street	White Plains, NY	Fee Interest	1	85,000	11	20.1	20.1	10.6	52.9	—	330,348	10,770,308	0	3
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	1	21,500	3	100.0	100.0	100.0	100.0	100.0	2,131,324	17,573,653	3	4
1551-1555 Broadway - 50%	Times Square	Fee Interest	1	25,600	3	100.0	100.0	100.0	—	—	N/A	108,135,752	N/A	N/A
1604 Broadway - 63%	Times Square	Leasehold Interest	1	29,876	4	100.0	100.0	100.0	100.0	100.0	4,364,292	7,445,056	7	3
180-182 Broadway - 50%	Cast Iron/Soho	Fee Interest	2	70,580	9	83.8	83.8	81.1	85.2	—	1,443,368	46,222,194	2	24
21-25 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	30,100	4	100.0	100.0	100.0	100.0	100.0	5,906,692	31,467,880	8	1
27-29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	41,000	5	100.0	100.0	100.0	—	—	N/A	34,120,650	N/A	N/A
379 West Broadway - 45% (3)	Cast Iron/Soho	Leasehold Interest	1	62,006	8	100.0	100.0	100.0	100.0	100.0	3,179,210	22,010,907	4	6
717 Fifth Avenue - 92%	Midtown/Plaza District	Fee Interest	1	119,550	16	87.6	87.6	87.6	97.8	97.8	18,852,665	279,678,107	46	8
2 Herald Square - 55%	Herald Square/Penn Station	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	—	9,000,000	226,097,988	13	1
885 Third Avenue - 55%	Midtown/Plaza District	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	—	11,095,000	317,313,391	16	1
Total / Weighted Average Retail/Development Properties			11	763,212	100	N/A	N/A	N/A	N/A	N/A	$56,302,899	$1,132,844,459	100	51

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio + Allocated JV Properties

									% of
			Total				% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized		PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)		Annualized	Rent	Rent($ )	Rent	Rating (2)

Citigroup, N.A.	388 & 390 Greenwich Street, 485 Lexington Avenue, 750 Third Avenue, 800 Third Avenue, 333 West 34th Street, 750 Washington Blvd & Court Square	Various	4,789,646	$184,470,144	(1)	$38.51	13.4%	97,569,487	9.6%	AA-
Viacom International, Inc.	1515 Broadway	2008, 2010, 2012, 2013, 2015 & 2020	1,410,339	73,310,484		$51.98	5.3%	50,181,026	5.0%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,138,143	60,004,128		$52.72	4.4%	60,004,128	5.9%	AA-
Sanofi-Aventis	55 Corporate Drive, NJ	2023	670,000	21,812,018		$32.56	1.6%	10,906,009	1.1%	AA-
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas, 2 Jericho Plaza & 4 Landmark Square	Various	645,855	44,300,040		$68.59	3.2%	19,978,621	2.0%	A+
Random House, Inc.	1745 Broadway	2018	644,598	34,786,440		$53.97	2.5%	11,222,106	1.1%	BBB+
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,528	34,975,632		$59.63	2.5%	17,837,572	1.8%
Omnicom Group, Cardinia Real Estate LLC	220 East 42nd Street, 420 Lexington Avenue & 485 Lexington Avenue	2008, 2009, 2010 & 2017	577,840	22,395,708		$38.76	1.6%	22,395,708	2.2%	A-
Societe Generale	1221 Ave.of the Americas	Various	486,663	26,628,264		$54.72	1.9%	11,982,719	1.2%	AA-
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,329	22,529,788		$53.60	1.6%	10,138,405	1.0%	A+
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	12,870,396		$37.55	0.9%	12,870,396	1.3%
Verizon	120 West 45th Street, 1100 King Street Bldgs 1& 2, 1 Landmark Square, 2 Landmark Square & 500 Summit Lake Drive	Various	315,618	8,713,524		$27.61	0.6%	8,713,524	0.9%	A-
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	286,037	9,846,540		$34.42	0.7%	9,846,540	1.0%	BBB
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	269,269	15,021,588		$55.79	1.1%	15,021,588	1.5%	BBB
Schulte, Roth & Zabel LLP	919 Third Avenue	2011 & 2021	263,186	13,807,560		$52.46	1.0%	7,041,856	0.7%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2009 & 2021	262,448	8,256,036		$31.46	0.6%	8,256,036	0.8%
The Travelers Indemnity Company	485 Lexington Avenue & 2 Jericho Plaza	2010, 2012 & 2016	250,857	11,880,336		$47.36	0.9%	10,978,130	1.1%	A+
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	229,044	8,125,176		$35.47	0.6%	8,125,176	0.8%
BMW of Manhattan	555 West 57th Street	2012	227,782	4,682,280		$20.56	0.3%	4,682,280	0.5%
Vivendi Universal US Holdings	800 Third Avenue	2010	226,105	11,810,292		$52.23	0.9%	5,432,734	0.5%	BBB
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	191,825	12,484,844		$65.08	0.9%	5,618,180	0.6%
Fuji Color Processing Inc.	120 White Plains Road & 200 Summit Lake Drive	2010 & 2013	186,484	5,418,744		$29.06	0.4%	5,129,092	0.5%	A-1
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2015 & 2017	183,126	11,041,008		$60.29	0.8%	11,041,008	1.1%
Amerada Hess Corp.	1185 Ave.of the Americas	2009 & 2027	181,782	10,263,420		$56.46	0.7%	10,263,420	1.0%	BBB
Teachers Insurance & Annuity Association	750 Third Avenue	2008, 2009 & 2015	177,174	7,960,404		$44.93	0.6%	7,960,404	0.8%	AAA

King & Spalding	1185 Ave.of the Americas	2025	159,858	8,426,172		$52.71	0.6%	8,426,172	0.8%
New York Hospitals Center/Mount Sinai	625 Madison Avenue & 673 First Avenue	2009 & 2019	146,917	5,834,136		$39.71	0.4%	5,834,136	0.6%
National Hockey League	1185 Ave.of the Americas	2022	146,241	10,654,908		$72.86	0.8%	10,654,908	1.1%
Banque National De Paris	919 Third Avenue	2016	145,834	7,980,156		$54.72	0.6%	7,980,156	0.8%
Draft Worldwide	919 Third Avenue	2013	141,260	7,179,744		$50.83	0.5%	7,179,744	0.7%	BBB

Total			15,703,508	$717,469,910	(1)	$45.69	52.1%	$483,271,260	47.8%

Wholly Owned Portfolio + Allocated JV Properties			31,586,700	$1,377,948,612	(1)	$43.62		$1,012,046,187

(1) -	Reflects the net rent of $37.66 PSF for the 388-390 Greenwich Street lease. If this lease were included on a gross basis, Citigroup’s total PSF Annualized rent would be $47.85.
Total PSF Annualized rent for the Largest Tenants would be $48.54 and Total PSF Annualized rent for the Wholly Owned Portfolio and Allocated JV properties would be $45.04

(2) -	60% of Portfolio’s Largest Tenants have investment grade credit ratings. 37% of SLG Share of Annualized Rent is derived from these Tenants.

TENANT DIVERSIFICATION Manhattan and Suburban Properties

Based on Base Rental Revenue

Leasing Activity - Manhattan Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 3/31/08			895,240

Less: Sold Vacancies	1250 Broadway		(43,697)

Space which became available during the Quarter (A):

Office
	317 Madison Avenue	3	4,689	4,973	$42.65
	461 Fifth Avenue	2	17,111	17,111	$64.10
	100 Park Avenue	2	19,135	19,135	$42.71
	1372 Broadway	1	20,500	22,397	$39.55
	19 West 44th Street	1	4,725	4,725	$49.21
	28 West 44th Street	3	5,488	5,271	$40.36
	711 Third Avenue	1	5,000	5,000	$53.68
	800 Third Avenue	1	11,800	11,200	$48.84
	120 West 45th Street	1	2,086	2,086	$53.53
	810 Seventh Avenue	3	31,347	31,347	$47.24
	1350 Avenue of the Americas	1	2,075	2,075	$47.26
	1185 Avenue of the Americas	1	26,500	26,500	$76.65
	420 Lexington Avenue	4	7,382	10,149	$41.39
	Total/Weighted Average	24	157,838	161,969	$51.95

Retail
	750 Third Avenue	1	1,380	1,380	$115.00
	1221 Sixth Avenue	1	5,870	5,870	$83.25
	Total/Weighted Average	2	7,250	7,250	$89.29

Storage
	317 Madison Avenue	1	61	61	$20.77
	220 East 42nd Street	2	1,917	1,917	$25.20
	420 Lexington Avenue	1	31	47	$28.33
	Total/Weighted Average	4	2,009	2,025	$25.14

	Total Space became Available during the Quarter
	Office	24	157,838	161,969	$51.95
	Retail	2	7,250	7,250	$89.29
	Storage	4	2,009	2,025	$25.14
		30	167,097	171,244	$53.21

	Total Available Space		1,018,640

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 6/30/08				1,018,640

Office
	750 Third Avenue	1	10.2	4,679	5,022	$69.00	$46.79	$57.81	2.0
	461 Fifth Avenue	1	10.4	6,516	6,933	$91.00	$63.95	$40.00	5.0
	1372 Broadway	2	4.9	34,420	38,044	$42.73	$37.58	$26.58	2.4
	19 West 44th Street	1	3.0	4,725	4,725	$52.00	$49.21	$—	—
	28 West 44th Street	3	4.0	4,390	10,307	$56.85	$32.34	$30.64	1.1
	521 Fifth Avenue	1	5.0	5,822	6,580	$71.00	$—	$12.43	—
	609 Fifth Avenue	1	3.0	796	1,566	$75.00	$34.88	$22.80	—
	800 Third Avenue	3	9.0	23,000	23,000	$61.84	$48.14	$—	5.5
	1350 Avenue of the Americas	1	5.7	2,075	3,195	$50.00	$30.69	$—	—
	1185 Avenue of the Americas	3	11.2	101,500	111,330	$87.73	$46.52	$35.12	5.3
	420 Lexington Avenue	12	3.9	31,020	31,251	$58.73	$37.84	$16.06	0.0
	Total/Weighted Average	29	8.2	218,943	241,953	$71.10	$43.98	$26.55	3.6

Retail
	485 Lexington Avenue	1	6.0	8,028	13,124	$64.76	$—	$9.03	4.0
	750 Third Avenue	1	3.0	1,380	1,380	$175.00	$115.00	$—	—
	800 Third Avenue	1	10.0	2,800	2,800	$175.00	$—	$—	—
	Total/Weighted Average	3	6.4	12,208	17,304	$91.39	$115.00	$6.85	3.0

Storage
	317 Madison Avenue	1	2.7	61	64	$25.00	$19.80	$—	—
	220 East 42nd Street	1	6.0	818	818	$13.00	$—	$—	—
	100 Park Avenue	1	10.8	50	252	$25.00	$—	$—	12.0
	420 Lexington Avenue	2	4.5	160	254	$21.70	$28.33	$—	—
	Total/Weighted Average	5	6.4	1,089	1,388	$17.32	$23.41	$—	2.2

Leased Space
	Office (3)	29	8.2	218,943	241,953	$71.10	$43.98	$26.55	3.6
	Retail	3	6.4	12,208	17,304	$91.39	$115.00	$6.85	3.0
	Storage	5	6.4	1,089	1,388	$17.32	$23.41	$—	2.2
	Total	37	8.1	232,240	260,645	$72.16	$44.40	$25.10	3.5

Total Available Space @ 6/30/08				786,400

Early Renewals
Office
	317 Madison Avenue	1	10.0	2,717	3,767	$50.00	$28.65	$—	—
	750 Third Avenue	1	1.0	33,538	33,538	$50.00	$47.50	$—	—
	220 East 42nd Street	1	6.6	2,810	2,973	$63.00	$39.44	$—	—
	555 West 57th Street	1	5.1	1,700	2,071	$57.00	$34.37	$—	—
	19 West 44th Street	1	5.0	1,223	1,223	$53.00	$40.92	$7.00	—
	711 Third Avenue	1	10.0	82,444	89,413	$55.00	$28.87	$10.00	—
	1350 Avenue of the Americas	1	6.0	3,041	3,119	$91.00	$48.75	$8.00	—
	1185 Avenue of the Americas	1	19.5	26,761	27,508	$81.28	$75.94	$5.00	—
	420 Lexington Avenue	5	4.6	22,839	25,780	$60.07	$43.59	$5.64	0.1
	Total/Weighted Average	13	8.8	177,073	189,392	$59.25	$41.64	$6.39	0.0

Retail
	1372 Broadway	1	5.0	1,037	1,037	$51.00	38.42	$—	—
	Total/Weighted Average	1	5.0	1,037	1,037	$51.00	$38.42	$—	—

Storage
	420 Lexington Avenue	1	5.0	291	291	$27.32	27.06	$—	—
	Total/Weighted Average	1	5.0	291	291	$27.32	$27.06	$—	—

Renewals
	Early Renewals Office	13	8.8	177,073	189,392	$59.25	$41.64	$6.39	0.0
	Early Renewals Retail	1	5.0	1,037	1,037	$51.00	$38.42	$—	—
	Early Renewals Storage	1	5.0	291	291	$27.32	$27.06	$—	—
	Total	15	8.8	178,401	190,720	$59.16	$41.60	$6.35	0.0

(1)	Annual Base Rent.
(2)	Escalated Rent is calculated as Total Annual Income less Electric Charges.
(3)	Average starting office rent excluding new tenants replacing vacancies is $71.35/rsf for 230,471 rentable SF.
Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $65.89/rsf for 419,863 rentable SF.

Leasing Activity - Suburban Properties
Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 3/31/08			622,112

Space which became available during the Quarter (A):

Office
	1100 King Street - 3 Int’l Drive	1	6,395	6,395	$32.75
	115-117 Stevens Avenue	1	1,154	1,154	$26.25
	100 Summit Lake Drive	1	20,866	20,866	$30.00
	399 Knollwood Road	1	2,393	2,393	$27.50
	1 Landmark Square	4	10,734	10,734	$33.30
	1010 Washington Boulevard	1	1,648	1,648	$25.00
	1055 Washington Boulevard	1	985	985	$46.00
	500 West Putnam Avenue	2	7,915	7,915	$35.20
	The Meadows	2	10,660	10,660	$27.41
	Jericho Plaza	1	85	85	$33.01
	16 Court Street	3	2,427	2,427	$33.64
	Total/Weighted Average	18	70,182	70,182	$31.13

Storage
	100 Summit Lake Drive	1	1,539	1,539	$16.00
	2 Landmark Square	1	100	100	$15.00
	5 Landmark Square	1	100	100	$12.00
	Jericho Plaza	1	225	225	$11.00
	Total/Weighted Average	4	1,964	1,964	$15.17

	Total Space became Available during the Quarter
	Office	18	70,182	70,182	$31.13
	Storage	4	1,964	1,964	$15.17
		22	72,146	72,146	$30.70

	Total Available Space		694,258

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Suburban Properties
Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 6/30/08				694,258

Office
	520 White Plains Road	1	7.0	3,318	3,318	$26.00	$—	$50.00	2.5
	115-117 Stevens Avenue	2	3.5	7,212	7,212	$21.56	$27.30	$8.40	1.8
	500 Summit Lake Drive	1	6.3	3,084	3,084	$26.00	$—	$40.00	3.0
	399 Knollwood Road	1	2.0	2,393	2,393	$27.00	$27.50	$—	—
	1 Landmark Square	6	3.8	13,085	13,127	$36.57	$32.45	$13.32	0.3
	2 Landmark Square	1	1.0	5,020	5,020	$31.25	$31.00	$—	—
	1055 Washington Boulevard	1	3.1	3,855	3,855	$40.00	$30.32	$4.11	0.5
	500 West Putnam Avenue	2	7.7	4,242	4,242	$51.78	$30.74	$18.42	—
	16 Court Street	4	5.2	6,651	7,223	$37.39	$24.62	$32.10	1.3
	Total/Weighted Average	19	4.2	48,860	49,474	$33.70	$30.30	$17.19	0.9

Storage
	5 Landmark Square	1	5.0	100	134	$15.00	$11.19	$—	—
	Total/Weighted Average	1	5.0	100	134	$15.00	$11.19	$—	—

Leased Space
	Office (3)	19	4.2	48,860	49,474	$33.70	$30.30	$17.19	0.9
	Storage	1	5.0	100	134	$15.00	$11.19	$—	—
	Total	20	4.2	48,960	49,608	$33.65	$30.23	$17.15	0.9

Total Available Space @ 06/30/08				645,298

Early Renewals
Office
	1100 King Street - 4 Int’l Drive	1	5.0	2,615	2,615	$28.75	$27.02	$4.00	—
	120 White Plains Road	1	3.0	1,450	1,450	$28.50	$26.75	$—	—
	399 Knollwood Road	1	36.0	4,322	4,322	$27.00	$26.50	$—	—
	1 Landmark Square	1	3.0	1,400	1,400	$35.00	$33.11	$0.50	—
	500 West Putnam Avenue	1	8.0	16,230	16,230	$54.00	$35.58	$4.00	—
	Total/Weighted Average	5	11.8	26,017	26,017	$44.53	$32.59	$2.92	—

Renewals
	Early Renewals Office	5	11.8	26,017	26,017	$44.53	$32.59	$2.92	—
	Total	5	11.8	26,017	26,017	$44.53	$32.59	$2.92	—

(1) Annual Base Rent.

(2)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(3) Average starting office rent excluding new tenants replacing vacancies is $34.48/rsf for 36,804 rentable SF.

      Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $38.64/rsf for 62,821 rentable SF.

ANNUAL LEASE EXPIRATIONS - Manhattan Properties

	Consolidated Properties							Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2008 Weighted Average Asking Rent $/psf		Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2008 Weighted Average Asking Rent $/psf

In 1st Quarter 2008 (1)	17	32,772	0.23%	$2,032,500	$62.02	$79.17		2	383	0.00%	$5,904	$15.42	$40.00
In 2nd Quarter 2008 (1)	8	11,909	0.08%	$579,660	$48.67	$56.69		1	350	0.00%	$9,600	$27.43	$65.00
In 3rd Quarter 2008	32	142,843	1.00%	$8,224,884	$57.58	$66.19		4	150,591	1.70%	$6,728,328	$44.68	$69.64
In 4th Quarter 2008	23	111,327	0.78%	$5,520,300	$49.59	$62.04		3	16,813	0.19%	$522,048	$31.05	$76.97

Total 2008	80	298,851	2.09%	$16,357,344	$54.73	$65.69		10	168,137	1.90%	$7,265,880	$43.21	$70.30

In 1st Quarter 2009	31	237,360	1.66%	$10,223,664	$43.07	$57.39		6	47,934	0.54%	$1,868,280	$38.98	$72.73
In 2nd Quarter 2009	21	136,364	0.95%	$5,887,632	$43.18	$60.64		4	25,925	0.29%	$1,110,972	$42.85	$66.52
In 3rd Quarter 2009	20	445,078	3.11%	$20,841,756	$46.83	$56.98		2	14,157	0.16%	$683,952	$48.31	$62.46
In 4th Quarter 2009	32	351,227	2.45%	$18,296,364	$52.09	$65.96		4	33,536	0.38%	$2,336,112	$69.66	$90.75

Total 2009	104	1,170,029	8.17%	$55,249,416	$47.22	$60.19		16	121,552	1.38%	$5,999,316	$49.36	$75.18

2010	122	963,213	6.72%	$43,791,840	$45.46	$62.70		22	1,437,659	16.26%	$74,463,384	$51.79	$72.77
2011	114	865,783	6.04%	$43,595,100	$50.35	$62.36		11	157,737	1.78%	$7,082,688	$44.90	$71.54
2012	114	944,243	6.59%	$40,413,888	$42.80	$56.50		19	146,688	1.66%	$7,792,728	$53.12	$69.90
2013	84	1,140,547	7.96%	$52,913,004	$46.39	$62.90		13	1,027,465	11.62%	$59,124,492	$57.54	$83.25
2014	37	706,087	4.93%	$30,934,668	$43.81	$64.21		14	224,786	2.54%	$18,855,672	$83.88	$111.91
2015	43	555,353	3.88%	$25,755,924	$46.38	$61.78		15	299,906	3.39%	$13,065,960	$43.57	$60.17
2016	44	1,138,356	7.95%	$56,422,596	$49.56	$66.15		7	209,736	2.37%	$15,742,800	$75.06	$82.68
2017	60	1,821,845	12.72%	$92,168,124	$50.59	$64.82		6	153,653	1.74%	$10,316,544	$67.14	$66.35
Thereafter	78	4,719,192	32.95%	$248,425,716	$52.64	$68.78		23	2,257,718	25.54%	$130,494,552	$57.80	$82.31

	880	14,323,499	100.00%	$706,027,620	$49.29	$64.73		156	6,205,037	70.20%	$350,204,016	$56.44	$78.84

							(4)	2	2,634,670	29.80%	$99,225,000
								158	8,839,707	100.00%	$449,429,016

(1)	Includes month to month holdover tenants that expired prior to 6/30/08.
(2)	Tenants may have multiple leases.
(3)	Represents in place annualized rent allocated by year of maturity.
(4)	Citigroup 13 year Net Lease at 388-390 Greenwich Street, current net rent is $37.66/psf with annual CPI escalation.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2008 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2008 Weighted Average Asking Rent $/psf

In 1st Quarter 2008 (1)	15	80,857	1.88%	$1,215,588	$15.03	$15.69	5	59,558	2.16%	$1,674,240	$28.11	$33.41
In 2nd Quarter 2008 (1)	4	10,351	0.24%	$345,300	$33.36	$36.66	4	100,382	3.63%	$2,747,004	$27.37	$30.67
In 3rd Quarter 2008	9	18,677	0.43%	$572,928	$30.68	$35.64	7	28,679	1.04%	$924,660	$32.24	$33.09
In 4th Quarter 2008	11	67,754	1.57%	$1,767,864	$26.09	$38.37	4	24,433	0.88%	$652,908	$26.72	$30.95

Total 2008	39	177,639	4.13%	$3,901,680	$21.96	$27.66	20	213,052	7.71%	$5,998,812	$28.16	$31.79

In 1st Quarter 2009	12	33,548	0.78%	$1,126,464	$33.58	$40.99	6	10,446	0.38%	$338,328	$32.39	$32.97
In 2nd Quarter 2009	8	21,734	0.51%	$612,096	$28.16	$34.05	3	9,047	0.33%	$255,528	$28.24	$33.71
In 3rd Quarter 2009	11	89,100	2.07%	$3,168,840	$35.56	$37.78	7	73,635	2.67%	$2,429,952	$33.00	$34.88
In 4th Quarter 2009	23	153,688	3.57%	$4,481,736	$29.16	$42.92	7	34,922	1.26%	$1,135,656	$32.52	$34.15

Total 2009	54	298,070	6.93%	$9,389,136	$31.50	$40.52	23	128,050	4.64%	$4,159,464	$32.48	$34.44

2010	60	592,304	13.76%	$17,916,648	$30.25	$34.35	25	181,019	6.55%	$5,296,488	$29.26	$33.10
2011	66	792,682	18.42%	$22,794,816	$28.76	$36.38	23	137,978	4.99%	$3,999,648	$28.99	$32.53
2012	43	415,753	9.66%	$12,666,900	$30.47	$34.98	21	231,032	8.36%	$7,925,952	$34.31	$35.35
2013	29	394,068	9.16%	$12,544,104	$31.83	$33.85	12	56,927	2.06%	$1,824,988	$32.06	$40.12
2014	16	224,912	5.23%	$6,443,772	$28.65	$34.34	12	199,877	7.24%	$6,720,444	$33.62	$34.61
2015	16	246,904	5.74%	$7,456,176	$30.20	$34.73	8	40,037	1.45%	$1,194,336	$29.83	$34.68
2016	14	286,582	6.66%	$7,727,496	$26.96	$38.34	5	64,112	2.32%	$2,040,012	$31.82	$35.66
2017	11	95,176	2.21%	$2,857,020	$30.02	$31.99	8	56,973	2.06%	$2,200,488	$38.62	$36.04
Thereafter	9	779,569	18.11%	$25,065,933	$32.15	$37.29	9	1,453,499	52.61%	$52,367,663	$36.03	$39.77

	357	4,303,659	100.00%	$128,763,681	$29.92	$35.66	166	2,762,556	100.00%	$93,728,295	$33.93	$37.13

(1)	Includes month to month holdover tenants that expired prior to 6/30/08.
(2)	Tenants may have multiple leases.
(3)	Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Manhattan

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	6/30/2008	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83.0	96.6	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	93.3	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	N/A	$32,000,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100.0	99.6	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	N/A	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		99.6	$34,100,000
2000 Acquisitions
Feb-00	100 Park Avenue - 50% JV	Fee Interest	Grand Central	834,000	96.5	67.0	$192,000,000
2001 Acquisitions
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95.0	89.6	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	N/A	$126,500,000
2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	99.0	$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	99.3	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	N/A	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	93.6	$60,900,000
Dec-03	1221 Ave of Americas - 45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	93.0	$1,000,000,000
2004 Acquisitions
Mar-04	19 West 44th Street - 35% JV	Fee Interest	Midtown	292,000	86.0	100.0	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	99.0	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	99.9	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	97.6	$231,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	98.1	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	99.8	$803,000,000
Apr-05	5 Madison Ave Clock Tower	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street -remaining 65%	Fee Interest	Midtown	—		100.0	$91,200,000
2006 Acquisition
Mar-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	97.0	97.9	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	100.0	$182,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		99.9	$578,000,000
Dec-06	800 Third Avenue - 46.9% JV	Fee Interest	Grand Central North	526,000	96.9	98.5	$285,000,000
2007 Acquisition
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	99.1	97.9	$3,679,530,000
Apr-07	331 Madison Avenue	Fee Interest	Grand Central	114,900	97.6	100.0	$73,000,000
Apr-07	1745 Broadway - 32.3% JV	Fee Interest	Midtown	674,000	100.0	100.0	$520,000,000
Jun-07	333 West 34th Street	Fee Interest	Penn Station	345,400	100.0	100.0	$183,000,000
Aug-07	1 Madison Avenue - remaining 45%	Fee Interest	Park Avenue South	1,177,000	99.8	99.8	$1,000,000,000
Dec-07	388 & 390 Greenwich Street - 50.6% JV	Fee Interest	Downtown	2,635,000	100.0	100.0	$1,575,000,000
				10,558,300			$7,030,530,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

(3) Current ownership interest is 50.1%. (From 3/17/06 - 12/14/06 the company owned 100% of the Leasehold Interest of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999 - Manhattan

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)

2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
Jun-07	110 East 42nd Street	Fee Interest	Grand Central North	181,000	$111,500,000	$616
Jun-07	125 Broad Street	Fee Interest	Downtown	525,000	$273,000,000	$520
Jun-07	5 Madison Clock Tower	Fee Interest	Park Avenue South	267,000	$200,000,000	$749
Jul-07	292 Madison	Fee Interest	Grand Central South	187,000	$140,000,000	$749
Jul-07	1372 Broadway (4)	Fee Interest	Penn Station/Garment	508,000	$335,000,000	$659
Nov-07	470 Park Ave South	Fee Interest	Park Avenue South/Flatiron	260,000	$157,000,000	$604
				2,992,000	$1,828,000,000	$611
2008 Sales
Jan-08	440 Ninth Avenue	Fee Interest	Penn Station	339,000	$160,000,000	$472
May-08	1250 Broadway	Fee Interest	Penn Station	670,000	$310,000,000	$463
				1,009,000	$470,000,000	$466

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0mm sales price

(4) Company sold a 85% JV interest in the property at an implied $335.0mm sales price.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Suburban

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	6/30/2008	Price ($’s) (1)

2007 Acquisition
Jan-07	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	95.3	$15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	96.3	$31,600,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests / Leasehold Interest	Stamford, Connecticut	1,369,800	88.9	87.8	$490,750,000
Jan-07	Reckson - Westchester Portfolio	Fee Interests / Leasehold Interest	Westchester	2,346,100	90.6	87.5	$570,190,000
Apr-07	Jericho Plazas - 20.26% JV	Fee Interest	Jericho, New York	640,000	98.4	96.3	$210,000,000
Jun-07	1010 Washington Boulevard	Fee Interest	Stamford, Connecticut	143,400	95.6	94.5	$38,000,000
Jun-07	500 West Putnam Avenue	Fee Interest	Greenwich, Connecticut	121,500	94.4	88.7	$56,000,000
Jul-07	16 Court Street - 35% JV	Fee Interest	Brooklyn, New York	317,600	80.6	82.3	$107,500,000
Aug-07	150 Grand Street	Fee Interest	White Plains, Westchester	85,000	52.9	20.1	$6,700,000
Sep-07	The Meadows - 25% JV	Fee Interest	Rutherford, New Jersey	582,100	81.3	85.2	$111,500,000
				5,880,500			$1,637,240,000

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Retail, Development & Land

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	3/31/2008	Price ($’s) (1)

2005 Acquisition
Jul-05	1551-1555 Broadway - 50% JV	Fee Interest	Times Square	25,600	N/A	100.0	$85,000,000
Jul-05	21 West 34th Street - 50% JV	Fee Interest	Herald Square	30,100	N/A	100.0	$17,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Fllat Iron	21,500	90.0	100.0	$13,250,000
Nov-05	1604 Broadway - 63% JV	Leasehold Interest	Times Square	29,876	17.2	100.0	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron/Soho	62,006	100.0	100.0	$19,750,000
				169,082			$139,900,000

2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee Interest	Herald Square/Penn Station	41,000	55.8	100.0	$30,000,000
Sep-06	717 Fifth Avenue - 92% JV	Fee Interest	Midtown/Plaza District	119,550	63.1	87.6	$251,900,000
				160,550			$281,900,000

2007 Acquisition
Aug-07	180 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	24,300	85.2	83.8	$13,600,000
Apr-07	Two Herald Square - 55% JV	Fee Interest	Herald Square	N/A	N/A	N/A	$225,000,000
Jul-07	885 Third Avenue - 55% JV	Fee Interest	Midtown / Plaza District	N/A	N/A	N/A	$317,000,000
				24,300			$555,600,000

2008 Acquisition
Feb-08	182 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	46,280	83.8	83.8	$30,000,000
				46,280			$30,000,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

Chief Executive Officer

Gregory F. Hughes

Chief Operating Officer and Chief Financial Officer

Andrew Mathias

President and Chief Investment Officer

Andrew S. Levine

Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
Banc of America Securities, LLC	Mitchell B. Germain	(212) 847-5794	mitchell.b.germain@bofasecurities.com
Bear Stearns & Co.	Ross Smotrich	(212) 272-8046	rsmotrich@bear.com
Citigroup Smith Barney, Inc.	Michael Bilerman	(212) 816-1383	michael.bilerman@citigroup.com
Credit-Suisse	Steve Benyik	(212) 538-0239	steve.benyik@credit-suisse.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
Lehman Brothers Holdings, Inc.	Ross L. Smotrich	(212) 526-2306	ross.smotrich@lehman.com
Merrill Lynch	Steve Sakwa	(212) 449-0335	steve_sakwa@ml.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
RBC Capital Markets	David B. Rodgers	(440) 715-2647	dave.rodgers@rbccm.com
Stifel Nicolaus	John Guinee	(410) 454-5520	jwguinee@stifel.com
UBS Securities LLC	James C. Feldman	(212) 713 4932	james.feldman@ubs.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.